EXHIBIT 1


                      AMENDED AND RESTATED CREDIT AGREEMENT

                          Dated as of December 15, 2000

                                      among

                          SIERRA HEALTH SERVICES, INC.,

                                  as Borrower,

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent
                                       and

                                  Issuing Bank,

                           FIRST UNION NATIONAL BANK,

                              as Syndication Agent,

                                       and

                  THE OTHER FINANCIAL INSTITUTIONS PARTY HERETO

                                 Lead Arranger:

                         BANC OF AMERICA SECURITIES LLC


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                                TABLE OF CONTENTS

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Section                                                                                                        Page

ARTICLE I

         DEFINITIONS..............................................................................................1
         1.01  Certain Defined Terms..............................................................................1
         1.02  Other Interpretive Provisions.....................................................................25
         1.03  Accounting Principles.............................................................................27

ARTICLE II

         THE CREDITS.............................................................................................27
         2.01  Amounts and Terms of Commitments..................................................................27
         2.02  Loan Accounts.....................................................................................27
         2.03  Procedure for Borrowing...........................................................................28
         2.04  Voluntary Termination or Reduction of Commitments.................................................29
         2.05  Optional Prepayments..............................................................................29
         2.06      Mandatory Prepayments of Loans; Mandatory
                   Commitment Reductions and Repayments                         29
         2.07  Interest..........................................................................................31
         2.08  Fees..............................................................................................32
                  (a)Agents' Fees................................................................................32
                  (b)Commitment Fees.............................................................................32
                  (c)Amendment Fee...............................................................................33
         2.09  Computation of Fees and Interest..................................................................33
         2.10  Payments by the Company...........................................................................34
         2.11  Payments by the Banks to the Agent................................................................34
         2.12  Sharing of Payments, Etc..........................................................................35
         2.13  Security..........................................................................................36

ARTICLE III

         THE LETTERS OF CREDIT...................................................................................36
         3.01  The Letter of Credit Subfacility..................................................................36
         3.02  Issuance, Amendment and Renewal of
                   Letters of Credit                                                             38
         3.03  Existing Letters of Credit; Risk Participations,
           Drawings and Reimbursements...........................................................................40
         3.04  Repayment of Participations.......................................................................43
         3.05  Role of the Issuing Bank..........................................................................43
         3.06  Obligations Absolute..............................................................................44
         3.07  Cash Collateral Pledge............................................................................46
         3.08  Letter of Credit Fees.............................................................................46
         3.09  Uniform Customs and Practice......................................................................46


ARTICLE IV

         TAXES, YIELD PROTECTION AND ILLEGALITY..................................................................47
         4.01  Taxes.............................................................................................47
         4.02  [Intentionally Omitted]...........................................................................48
         4.03  Increased Costs and Reduction of Return...........................................................49
         4.04  [Intentionally Omitted]...........................................................................49
         4.05  Certificates of Banks.............................................................................49
         4.06  Substitution of Banks.............................................................................50
         4.07  Survival..........................................................................................50

ARTICLE V

         CONDITIONS PRECEDENT....................................................................................50
         5.01  Conditions Precedent..............................................................................50
                  (a)Credit Agreement and Notes..................................................................50
                  (b)Resolutions; Incumbency.....................................................................50
                  (c)Organization Documents; Good Standing.......................................................51
                  (d)Deeds of Trust..............................................................................51
                  (e)Affirmations................................................................................51
                  (f)Payment of Fees.............................................................................51
                  (g)Employment Contracts........................................................................52
                  (h)Legal Opinions..............................................................................52
                  (i)Certificate.................................................................................52
                  (j)Regulatory Compliance.......................................................................52
                  (k)Litigation..................................................................................53
                  (l)Other Documents.............................................................................53
         5.02  Conditions to All Credit Extensions...............................................................53
                  (a)Notice, Application.........................................................................53
                  (b)Continuation of Representations and Warranties..............................................53
                  (c)No Existing Default.........................................................................53

ARTICLE VI

         REPRESENTATIONS AND WARRANTIES..........................................................................54
         6.01  Corporate Existence and Power.....................................................................54
         6.02  Corporate Authorization; No Contravention.........................................................54
         6.03  Authorization, Approval, etc......................................................................55
         6.04  Binding Effect....................................................................................55
         6.05  Litigation........................................................................................55
         6.06  No Default........................................................................................56
         6.07  Compliance with Laws and ERISA....................................................................56
         6.08  Use of Proceeds; Margin Regulations...............................................................57
         6.09  Title to Property and Collateral; No Liens........................................................57
         6.10  As to Pledged Shares..............................................................................58
         6.11  Taxes.............................................................................................58
         6.12  Financial Condition...............................................................................58
         6.13  Environmental Matters.............................................................................59
         6.14  Collateral Documents..............................................................................59
         6.15  Regulated Entities................................................................................60
         6.16  No Burdensome Restrictions........................................................................60
         6.17  Copyrights, Patents, Trademarks and Licenses, etc.................................................60
         6.18  Subsidiaries......................................................................................60
         6.19  Insurance.........................................................................................60
         6.20  Swap Obligations..................................................................................61
         6.21  Full Disclosure...................................................................................61
         6.22  Business Activity.................................................................................61
         6.23  Licensing, Etc....................................................................................61

ARTICLE VII

         AFFIRMATIVE COVENANTS...................................................................................62
         7.01  Financial Statements..............................................................................62
         7.02  Certificates; Other Information...................................................................64
         7.03  Notices...........................................................................................66
         7.04  Preservation of Corporate Existence, Etc..........................................................67
         7.05  Maintenance of Property...........................................................................68
         7.06  Insurance.........................................................................................68
         7.07  Payment of Obligations............................................................................68
         7.08  Compliance with Laws..............................................................................69
         7.09  Compliance with ERISA.............................................................................69
         7.10  Inspection of Property and Books and Records......................................................69
         7.11  Environmental Laws................................................................................69
         7.12  Use of Proceeds...................................................................................70
         7.13  Further Assurances................................................................................70
         7.14  Dividends of Subsidiaries.........................................................................70
         7.15  Accreditation.....................................................................................71
         7.16  Approval for Sale of Texas Assets.................................................................71
         7.17  Repayment of Inter-company Balances...............................................................71
         7.18  Title Insurance...................................................................................71
         7.19  Sumitomo Documentation............................................................................71

ARTICLE VIII

         NEGATIVE COVENANTS......................................................................................72
         8.01  Limitation on Liens...............................................................................72
         8.02  Disposition of Assets.............................................................................74
         8.03  Consolidations and Mergers........................................................................75
         8.04  Loans and Investments.............................................................................75
         8.05  Limitation on Indebtedness........................................................................76
         8.06  Transactions with Affiliates......................................................................77
         8.07  Use of Proceeds...................................................................................77
         8.08  Contingent Obligations............................................................................78
         8.09  Lease Obligations.................................................................................79
         8.10  Restricted Payments...............................................................................79
         8.11  ERISA.............................................................................................80
         8.12  Change in Business................................................................................80
         8.13  Accounting Changes................................................................................80
         8.14  Financial Covenants...............................................................................81
         8.15  Limitation on Payment Restrictions Affecting
                   Subsidiaries..................................................................................81
         8.16  Pledged Shares....................................................................................81
         8.17  Cash Compensation of Senior Management............................................................81

ARTICLE IX

         EVENTS OF DEFAULT.......................................................................................81
         9.01  Event of Default..................................................................................81
                  (a)Non-Payment.................................................................................81
                  (b)Representation or Warranty..................................................................82
                  (c)Specific Defaults...........................................................................82
                  (d)Other Defaults..............................................................................82
                  (e)Cross-Default...............................................................................82
                  (f)Insolvency; Voluntary Proceedings...........................................................82
                  (g)Involuntary Proceedings.....................................................................83
                  (h)ERISA 83
                  (i)Monetary Judgments..........................................................................83
                  (j)Non-Monetary Judgments......................................................................84
                  (k)Change of Control...........................................................................84
                  (l)Loss of Licenses............................................................................84
                  (m)HMO Event or Workers Compensation Event.....................................................84
                  (n)Prospective Premium Default.................................................................84
                  (o)Adverse Change..............................................................................84
                  (p)Invalidity of Subordination Provisions......................................................84
         9.02  Remedies..........................................................................................85
         9.03  Rights Not Exclusive..............................................................................86

ARTICLE X

         THE AGENT...............................................................................................86
         10.01  Appointment and Authorization; "Agent"...........................................................86
         10.02  Delegation of Duties.............................................................................87
         10.03  Liability of Agent...............................................................................87
         10.04  Reliance by Agent................................................................................88
         10.05  Notice of Default................................................................................88
         10.06  Credit Decision..................................................................................89
         10.07  Indemnification of Agent.........................................................................89
         10.08  Agent in Individual Capacity.....................................................................90
         10.09  Successor Agent..................................................................................90
         10.10  Withholding Tax..................................................................................91
         10.11  Concerning the Collateral........................................................................93
         10.12  Syndication Agent................................................................................94

ARTICLE XI

         MISCELLANEOUS...........................................................................................94
         11.01  Amendments and Waivers...........................................................................94
         11.02  Notices..........................................................................................95
         11.03  No Waiver; Cumulative Remedies...................................................................96
         11.04  Costs and Expenses...............................................................................96
         11.05  Company Indemnification..........................................................................97
         11.06  Payments Set Aside...............................................................................98
         11.07  Successors and Assigns...........................................................................98
         11.08  Assignments, Participations, etc.................................................................98
         11.09  Set-off.........................................................................................100
         11.10  Automatic Debits of Fees........................................................................101
         11.11  Notification of Addresses, Lending Offices, Etc.................................................101
         11.12  Counterparts....................................................................................101
         11.13  Severability....................................................................................101
         11.14  No Third Parties Benefitted.....................................................................102
         11.15  Governing Law and Jurisdiction..................................................................102
         11.16  Waiver of Jury Trial............................................................................103
         11.17  Entire Agreement................................................................................103
         11.18  Amendment and Restatement.......................................................................104
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Section                                                                    Page

SCHEDULES

 .........Schedule 1.01              Mortgaged Property
 .........Schedule 2.01              Commitments
 .........Schedule 2.06              Formula for Calculation of Excess Cash
                                    Flow
 .........Schedule 2.07              Pricing Grid
 .........Schedule 6.03              Required Approvals
 .........Schedule 6.05              Litigation
 .........Schedule 6.12              Permitted Liabilities
 .........Schedule 6.13              Environmental Matters
 .........Schedule 6.18              Subsidiaries and Minority Interests
 .........Schedule 6.19              Insurance Matters
 .........Schedule 7.01              Projections
 .........Schedule 8.01              Permitted Liens
 .........Schedule 8.04              Existing Investments
 .........Schedule 8.05              Permitted Indebtedness
 .........Schedule 8.08              Contingent Obligations
 .........Schedule 8.14              Financial Covenants
 .........Schedule 11.02             Lending Offices; Addresses for Notices


 .........EXHIBITS

 .........Exhibit A                  Form of Notice of Borrowing
 .........Exhibit B                  Form of Deed of Trust
 .........Exhibit C                  Form of Compliance Certificate
 .........Exhibit D                  Form of Legal Opinion of Company's Counsel
 .........Exhibit E                  Form of Assignment and Acceptance
 .........Exhibit F                  Form of Promissory Note
 .........Exhibit G                  Description of Approved Sale-Leaseback
                                    Transactions

                      AMENDED AND RESTATED CREDIT AGREEMENT

     This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of December 15, 2000, among SIERRA HEALTH SERVICES, INC., a Nevada corporation (the "Company"), the several financial institution's party hereto (collectively, the "Banks" and individually a "Bank") and BANK OF AMERICA, N.A., a national banking association, as Administrative Agent (the "Agent").

         WHEREAS, the Company, the Banks and the Agent are party to that certain Credit Agreement dated as of October 30, 1998, as amended by that certain First Amendment to Credit Agreement dated as of November 23, 1998, that certain Second Amendment to Credit Agreement dated as of January 15, 1999, that certain Third Amendment to Credit Agreement dated as of December 14, 1999, that certain Fourth Amendment to Credit Agreement dated as of August 14, 2000, that certain Waiver and Fifth Amendment to Credit Agreement, dated as of September 15, 2000 and that certain Waiver and Sixth Amendment to Credit Agreement, dated as of October 11, 2000 (the "Existing Credit Agreement").

         WHEREAS, pursuant to the terms of the Existing Credit Agreement, the Banks agreed to make available to the Company a revolving credit facility with letter of credit subfacility upon the terms and conditions set forth therein;

         WHEREAS, the parties hereto wish to amend and restate the Existing Credit Agreement on the terms and conditions more particularly hereinafter set forth;

         NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree that the Existing Credit Agreement shall be amended and restated in its entirety to read as follows:

                                                     ARTICLE I

                                                    DEFINITIONS

1.01    Certain Defined Terms.  The following terms have the following meanings:
        ---------------------

         "Acquisition" means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests, membership interests or equity of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary) provided that the Company or the Subsidiary is the surviving entity.

         "Actual Knowledge" shall mean, as to any matter with respect to any Person, the actual knowledge of such matter by a Responsible Officer of such Person, it being understood in any event that "actual knowledge" shall be deemed to exist upon receipt of a notice of such matter by a Responsible Officer.

         "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, membership interests, by contract, or otherwise.

         "Agent" means Bank of America in its capacity as agent for the Banks hereunder, and any successor agent arising under Section 10.09.

         "Agent-Related Persons" means Bank of America and any successor agent arising under Section 10.09 and any successor letter of credit issuing bank hereunder, together with their respective Affiliates (including, in the case of Bank of America, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

         "Agent's  Payment  Office"  means the address for payments set forth on
Schedule 11.02 or such other address as the Agent may from time to time specify.

         "Agreement" means this Amended and Restated Credit Agreement.
          ---------

         "Applicable Commitment Fee Rate" means 0.50% per annum.

         "Applicable Letter of Credit Fee Rate" means a rate per annum equal to the Applicable Margin plus 1% per annum.

         "Applicable Margin" has the meaning specified in Section 2.07 hereof.

         "Applicable Regulatory Requirements" refers to any requisite filing or approval requirements of any state insurance regulatory authorities having jurisdiction over any of the Subsidiaries of the Company that must be satisfied or obtained by the Agent or the Lender Parties as a condition to exercising or transferring direct or indirect voting or other control over such Subsidiaries or transferring or otherwise disposing of the Pledged Shares, Pledged Property or Collateral with respect to such Subsidiaries.

         "Approved Fund" means any Fund that is administered or managed by (a) a Bank, (b) an Affiliate of a Bank or (c) an entity or an Affiliate of an entity that administers or manages a Bank.

         "Approved Sale-Leaseback Transaction" means a sale-leaseback transaction of some or all of the Nevada properties of the Company and its Affiliates, the terms of which have been approved by the Majority Banks. For purposes hereof, the sale-leaseback transactions materially consistent with Exhibit G hereof shall be deemed approved by the Banks.

         "Assignee" has the meaning specified in subsection 11.08(a).

         "Attorney   Costs"  means  and  includes   all   reasonable   fees  and
disbursements of any law firm or other external counsel, the allocated reasonable cost of internal legal services and all disbursements of internal counsel.

         "Bank" has the meaning specified in the introductory clause hereto. References to the "Banks" shall include Bank of America, and shall include any Bank acting in its capacity as Issuing Bank; for purposes of clarification only, to the extent that a Bank may have any rights or obligations in addition to those of the Banks due to its status as Issuing Bank, its status as such will be specifically referenced.

 "Bank of America" means Bank of America, N.A., a national banking association.
 ---------------

         "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978
          ---------------
               (11 U.S.C.ss.101, et seq.), as amended.
                                 ------

         "Base Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." (The "prime rate" is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate.) Any change in the prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means a Revolving Loan, or an L/C Advance, that bears interest based on the Base Rate.

         "Borrowing" means a borrowing hereunder consisting of Revolving Loans made to the Company on the same day by the Banks under Article II.

         "Borrowing  Date"  means  any date on which a  Borrowing  occurs  under
Section 2.03.

         "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in San Francisco, California or Charlotte, North Carolina are authorized or required by law to close.

         "Capital Adequacy Regulation" means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy of any bank or of any corporation controlling a bank.

         "Capital Expenditures" means, for any period, the aggregate amount of all expenditures of the Company and its Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures, exclusive of (i) any expenditures incident to the refinancing of the property which is currently subject to the Sumitomo Lease and
(ii) any expenditures that are made from Sierra Military's internally generated funds required to be made by Sierra Military as a result of government change orders and which are expected to be reimbursed in the ordinary course.

         "Capital Lease" means any lease of property which in accordance with GAAP should be capitalized on the lessee's balance sheet or disclosed in a footnote thereto as a capitalized lease.

         "Cash Collateralize" means to pledge and deposit with or deliver to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, as additional collateral for the L/C Obligations, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Agent and the Issuing Bank (which documents are hereby consented to by the Banks). Derivatives of such term shall have corresponding meaning. The Company shall grant to the Agent, for the benefit of the Agent, the Issuing Bank and the Banks, a security interest in all such cash and deposit account balances. Cash collateral shall be maintained in blocked deposit accounts at Bank of America.

         "Change of Control" shall be deemed to have occurred if any Person or group (as defined in Section 13(d)(3) of the Exchange Act) acquires (beneficially or of record) 25% or more of the voting or economic interests in the fully diluted capital stock of the Company.

     "CII" means CII Financial, Inc., a wholly-owned Subsidiary of the Company.
      ---

         "CIIC" means California Indemnity Insurance Company, a wholly-owned subsidiary of CII.

         "Closing Date" means October 30, 1998.

         "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

         "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company and its Subsidiaries in or upon which a Lien now or hereafter exists in favor of the Banks, or the Agent on behalf of the Banks, whether under this Agreement or under any other documents executed by any such Person and delivered to the Agent or the Banks.

         "Collateral Documents" means, collectively, (i) the Pledge Agreements, the Security Agreement, the Guaranty, the Deeds of Trust and all other security agreements, mortgages, deeds of trust, patent and trademark assignments, lease assignments, guarantees and other similar agreements between the Company or any Subsidiary and the Banks or the Agent for the benefit of the Banks now or hereafter delivered to the Banks or the Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the Uniform Commercial Code or comparable law) against the Company or any Subsidiary as debtor in favor of the Banks or the Agent for the benefit of the Banks as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

         "Commitment",  as to each Bank,  has the meaning  specified  in Section
2.01.

         "Company" has the meaning specified in the introductory clause hereto.

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

         "Consolidated Net Working Capital" shall mean, for any date for which it is to be determined, with respect to Company and its Non-Restricted Subsidiaries (i) all current assets excluding (a) cash and cash equivalents and
(b) any net non-current assets held for sale which are classified as current assets minus (ii) current liabilities excluding current maturities of all long-term indebtedness.

         "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, with or without recourse, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person (i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered, or (d) in respect of any Swap Contract. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations other than in respect of Swap Contracts, shall be equal to the maximum reasonably anticipated liability in respect thereof and, in the case of Contingent Obligations in respect of Swap Contracts, shall be equal to the Swap Termination Value.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

         "Convertible Debt" means the Indebtedness in respect of those certain 7 1/2% Convertible Subordinated Debentures Due 2001 of CII, in an outstanding principal amount of $47,014,000 as of September 30, 2000.

         "Credit Extension" means and includes (a) the making of any Revolving Loans hereunder, and (b) the Issuance of any Letters of Credit hereunder.

         "Deeds of Trust" means the Deeds of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement substantially in the form of Exhibit B, executed and delivered pursuant to Section 5.01(d) as amended, supplemented, restated or otherwise modified from time to time.

         "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

         "Dollars",  "dollars"  and "$" each  mean  lawful  money of the  United
States.

         "Effective Amount" means (i) with respect to any Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Revolving Loans occurring on such date; and (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

         "Effective Date" means December 15, 2000 or such sooner date on which all conditions precedent set forth in Section 5.01 are satisfied or waived by the Agent, the Issuer and the Majority Banks or waived by the Person entitled to receive such payment.

         "Eligible Assignee" means (a) a Bank; (b) an Affiliate of a Bank; (c) an Approved Fund; and (d) any other Person (other than a natural Person) approved by the Agent and the Issuing Bank.

         "Environmental Claims" means all claims, however asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), cleanup, removal, remedial or response costs, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from Property, whether or not owned by the Company.

         "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"), the Clean Air Act, the Federal Water Pollution Control Act of 1972, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Emergency Planning and Community Right-to-Know Act.

         "ERISA" means the Employee Retirement Income Security Act of 1974, and regulations promulgated thereunder.

         "ERISA   Affiliate"  means  any  trade  or  business  (whether  or  not incorporated)  under  common  control  with the  Company  within the  meaning of
Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

         "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Company or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate.

         "Event of Default" means any of the events or circumstances specified in Section 9.01.

         "Excess Cash Flow" has the meaning specified in Schedule 2.06 hereof.

         "Exchange  Act"  means  the  Securities   Exchange  Act  of  1934,  and
regulations promulgated thereunder.

         "Existing   Credit   Agreement"  has  the  meaning   specified  in  the
introductory clause hereto.

         "Existing Letters of Credit" means the letters of credit outstanding under the Existing Credit Agreement. "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as

H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if for any relevant day such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Agent.

         "Fee Letter" means that certain letter agreement of even date herewith between the Agent and the Company.

         "First Union" shall mean First Union National Bank.
          -----------

         "Fixed Charges" means, for any period of four consecutive fiscal quarters and without duplication, the sum of (i) Interest Expense plus (ii) the aggregate principal amount of all current maturities of Senior Debt scheduled to be paid by the Company during such period (excluding prepayments of principal not required under the loan documents relating to such Indebtedness) as determined in accordance with GAAP.

         "Fixed Charges Coverage Ratio" means, at any date, the ratio of (i) Non-Restricted EBITDA for the four consecutive fiscal quarters ending on or prior to such date to (ii) Fixed Charges for such period.

         "FRB" means the Board of Governors of the Federal Reserve System, and any Governmental Authority succeeding to any of its principal functions.

         "Fund" means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of business.

         "Further Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges (including, without limitation, net income taxes and franchise taxes), and all liabilities with respect thereto, imposed by any jurisdiction on account of amounts payable or paid pursuant to Section 4.01.

         "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession), which are applicable to the circumstances as of the Effective Date.

         "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

         "Guaranty" means the Guaranty dated as of August 23, 2000 executed and delivered by the Company and its Non-Restricted Subsidiaries, as amended, supplemented, restated or otherwise modified from time to time.

         "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

         "Hazardous Materials" means all those substances that are regulated by, or which may form the basis of liability under, any Environmental Law, including any substance identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, or petroleum or petroleum derived substance or waste.

         "Health Care Business" shall mean (a) the provision, administration or arrangement of health care services, related ancillary products or both, directly or through an HMO, a provider, a regulated health care service contractor or any other business which in the ordinary course provides, administers or arranges for such services, products or both, including without limitation the provision of Medicare and Medicaid services, (b) the provision, administration or arrangement of health, life and related insurance, (c) the provision or management of health care services (including medical management claims services and management through medical information services), (d) the provision, administration or arrangement of health care through a hospital, outpatient, urgent care, clinical, home health or hospice environment, (e) the provision, administration or arrangement of workers' compensation services both fully insured and administrative in nature, (f) any business activities directly related and incidental to any of the foregoing, and (g) any other business activity which is related, ancillary or incidental to any of the foregoing and in which the Company is engaged on the Effective Date.

         "HMO" shall mean any Person which operates as a health maintenance organization.

         "HMO  Event"  shall  mean  failure  by the  Company  or any of its  HMO
Subsidiaries to comply in any material respect with any of the terms and provisions of any applicable HMO Regulation pertaining to the fiscal soundness, solvency or financial condition of the Company or any of its HMO Subsidiaries, or the assertion in writing, after the Effective Date, by an HMO Regulator that it intends to take administrative action against the Company or any of its HMO Subsidiaries to revoke or modify any Governmental Approval of, or to enforce the fiscal soundness, solvency or financial provisions or requirements of such HMO Regulations against, the Company or any of its HMO Subsidiaries, if such action, modification or enforcement is reasonably likely to have a Material Adverse Effect.

         "HMO Regulations" shall mean all Requirements of Law applicable to any HMO Subsidiary under federal or state law and any regulations, orders and directives promulgated or issued pursuant to the foregoing.

         "HMO Regulator" means any Person charged with the administration, oversight or enforcement of an HMO Regulation, whether primarily, secondarily, or jointly.

         "HMO Subsidiary" shall mean any current or future Subsidiary of the Company that is either an HMO or a regulated health care service contractor.

         "HMO Texas" means Texas Health Choice L.C., a Texas limited liability company, formerly known as HMO Texas, L.C.,
          ---------
which is an indirect Subsidiary of the Company.

         "Honor Date" has the meaning specified in subsection 3.03(c).

         "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all obligations with respect to Capital Leases; (g) all Indebtedness referred to in clauses (a) through (f) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (h) all Guaranty Obligations in respect of Indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above. For all purposes of this Agreement, the Indebtedness of any Person shall include all recourse Indebtedness of any partnership or joint venture in which such Person is a general partner or a joint venturer or a member. For purposes of calculating the amount of any Indebtedness described in clauses (e) and (g) above, to the extent that the rights and remedies of the obligee of such Indebtedness are limited to certain property and are nonrecourse to the Person owning or pledging such property, the amount of such Indebtedness shall not exceed the value of such property.

         "Indemnified Liabilities" has the meaning specified in Section 11.05.

         "Indemnified Person" has the meaning specified in Section 11.05.

         "Independent Auditor" has the meaning specified in subsection 7.01(a).

         "Insolvency Proceeding" means, with respect to any Person, (a) any case, action or proceeding with respect to such Person before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

         "Interest Coverage Ratio" means, at any date, the ratio of (i) Non-Restricted EBITDA for the four consecutive fiscal quarters ending on such date to (ii) Interest Expense for such period.

         "Interest Expense" means, for any period, the aggregate amount of interest and fees paid, accrued or scheduled to be paid or accrued in respect of this Agreement as determined in accordance with GAAP.

         "Interest Payment Date" means the last Business Day of each calendar month.

         "Investment" has the meaning specified in Section 8.04.

         "IRS"  means  the  Internal  Revenue  Service,   and  any  Governmental
Authority succeeding to any of its principal functions under the Code.

         "Issuance Date" has the meaning specified in subsection 3.01(a).

         "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

         "Issuing Bank" means Bank of America in its capacity as issuer of one or more Letters of Credit hereunder, together with any replacement letter of credit issuer arising under subsection 10.01(b) or Section 10.09.

         "Kaiser Note" means that certain promissory note in the principal amount of $35,200,000 from HMO Texas in favor of Kaiser Texas as in effect on the date hereof.

         "Kaiser Texas" means Kaiser Foundation Health Plan of Texas.
          ------------

         "L/C Advance" means each Bank's participation in any L/C Borrowing in accordance with its Pro Rata Share.

         "L/C Amendment Application" means an application form for amendment of outstanding standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Application" means an application form for issuances of standby letters of credit as shall at any time be in use at the Issuing Bank, as the Issuing Bank shall request.

         "L/C Borrowing" means an extension of credit resulting from a drawing under any Letter of Credit which shall not have been reimbursed on the date when made nor converted into a Borrowing of Revolving Loans under subsection 3.03(c).

         "L/C Commitment" means the commitment of the Issuing Bank to Issue, and the commitment of the Banks severally to participate in, Letters of Credit from time to time Issued or outstanding under Article III, in an aggregate amount not to exceed on any date the amount of $0, as the same shall be reduced as a result of a reduction in the L/C Commitment pursuant to Section 2.05; provided that the L/C Commitment is a part of the combined Commitments, rather than a separate, independent commitment.

         "L/C Obligations" means at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit then outstanding, plus (b) the amount of all unreimbursed drawings under all Letters of Credit, including all outstanding L/C Borrowings.

         "L/C-Related Documents" means the Letters of Credit, the Existing Letters of Credit, the L/C Applications, the L/C Amendment Applications and any other document relating to any Letter of Credit, including any of the Issuing Bank's standard form documents for letter of credit issuances.

         "Lead Arranger" means Banc of America Securities LLC, a Delaware limited liability company.

         "Lender Party" has the meaning specified in the Pledge Agreements.

         "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" on Schedule 11.02, or such other office or offices as such Bank may from time to time notify the Company and the Agent.

         "Letters of Credit" means any standby letters of credit Issued by the Issuing Bank pursuant to Article III.

         "Leverage  Ratio" means,  at any date,  the ratio of (i) Senior Debt to
(ii) Non-Restricted EBITDA for the four consecutive fiscal quarters ending on such date.

         "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance, lien (statutory or other) option, pre-emptive right or preferential arrangement of any kind or nature whatsoever having substantially the same effect as any of the foregoing in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the Uniform Commercial Code or any comparable law), any contingent or other agreement to provide any of the foregoing (but not including the interest of a lessor under an operating lease), and including, in the case of stock, stockholder agreements, voting trust agreements and similar arrangements.

         "Loan"  means an  extension  of credit by a Bank to the  Company  under
Article II or Article III in the form of a Revolving Loan or L/C Advance.

         "Loan Documents" means this Agreement, any Notes, the Collateral Documents, the Fee Letter, the L/C-Related Documents, and all other letters and documents delivered to the Agent, Syndication Agent, Lead Arranger or any Bank in connection herewith.

         "Majority Banks" means at any time that Bank of America and First Union shall collectively hold in excess of 42.5% of the Commitments but not more than 50% of the Commitments, Banks holding in excess of 66 2/3% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having in excess of 66 2/3% of the Commitments; and at any time that Bank of America and First Union shall collectively hold 42.5% or less of the Commitments, Banks holding in excess of 60% of the then aggregate unpaid principal amount of the Loans, or, if no such principal amount is then outstanding, Banks having in excess of 60% of the Commitments.

         "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

         "Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, properties or condition (financial or otherwise) of the Company or the Company and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon (i) the legality, validity, binding effect or enforceability against the Company of any Loan Document, or (ii) the perfection or priority of any Lien granted under any of the Collateral Documents.

         "Medical  Loss Ratio" means,  for any Person at any date,  the ratio of
(i) incurred medical costs, exclusive of special charges taken prior to December 1, 2000 and any releases of premium deficiency reserves, for the four fiscal quarters ending on such date to (ii) total earned premiums plus professional fee revenue for such period.

         "Mortgaged Property" means the property and interests more particularly described on Schedule 1.01.

         "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

         "Net Cash Proceeds" shall mean cash payments received from any sale, lease, transfer or other disposition of equity securities of a Subsidiary of the Company or property or other assets of the Company or a Subsidiary thereof (including any cash payments received by way of deferred payment pursuant to a note or installment receivable or otherwise, but only as and when received), in each case net of (A) all accounting, appraisal, legal, title and recording tax expenses, (B) the amount of any Indebtedness (other than Indebtedness hereunder) secured by the property or assets being sold and/or required to be repaid by the Company or Subsidiaries of the Company on the occasion of such sale, (C) the amount of accrued employee benefits required to be paid on the occasion of such,
(D) a reserve for amounts, if any, subject to recapture by Medicare as a consequence of such sale, (E) commissions and other reasonably estimated income taxes payable with respect to the fiscal year during which such sale occurs, as a consequence of such sale, lease, transfer or other disposition or as a consequence of any repatriation of such cash payments, (F) all distributions and other payments made to holders of minority interests in Subsidiaries as a result of such sale, lease, transfer or other disposition and (G) the amount of any escrow fund, security deposit, letter of credit, holdback or similar arrangement required by the buyer, lessee or the transferee to support indemnity obligations, purchase price adjustments and the like.

         "Net Funds Available After Lease and Run-out Costs" means, as of any date for the four fiscal quarters ending on such date, Non-Restricted EBITDA minus (or plus) the operating income (or operating loss) of The Medical Group of Texas less all Capital Expenditures of the Company and its Non-Restricted Subsidiaries less all payments made under an Approved Sale-Leaseback Transaction plus rent reimbursement from the Non-Restricted Subsidiaries to the Company to the extent not already included in Non-Restricted EBITDA plus the net negative change (or minus the net positive change), if any, in Consolidated Net Working Capital during such period less the run out and operating costs of HMO Texas and The Medical Group of Texas, as determined in accordance with GAAP.

         "Non-Restricted EBITDA" means, as of any date, for the four fiscal quarters ending on such date, the consolidated operating income of the Company and its Subsidiaries, including payments made under an Approved Sale-Leaseback Transaction and other lease costs, exclusive of any releases of premium deficiency reserves and exclusive of special charges taken prior to December 1, 2000 minus (or plus) the operating income (or operating loss) of the Restricted Subsidiaries (without duplication of premium deficiency reserve releases) plus the management fees and dividends paid to the Company by the Restricted Subsidiaries plus the depreciation and amortization of the Non-Restricted Subsidiaries, as determined in accordance with GAAP.

         "Non-Restricted Subsidiary" means any Subsidiary of the Company that is not a Restricted Subsidiary.

         "Note" means a promissory note executed by the Company in favor of a Bank pursuant to subsection 2.02(b), in substantially the form of Exhibit F.

         "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

         "Obligations" means all advances, debts, liabilities, obligations, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Agent, or any Indemnified Person, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and any obligations owing by the Company to any Bank under any Swap Contracts permitted under the terms of this Agreement.

         "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

         "Other Taxes" means any present or future stamp, court or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, this Agreement or any other Loan Documents.

         "Participant" has the meaning specified in subsection 11.08(d).

         "PBGC"  means  the  Pension  Benefit  Guaranty   Corporation,   or  any
Governmental Authority succeeding to any of its principal functions under ERISA.

         "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years.

         "Permitted Liens" has the meaning specified in Section 8.01.

         "Person"  means  an  individual,   partnership,   corporation,  limited
liability company, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

         "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA) which the Company sponsors or maintains or to which the Company makes, is making, or is obligated to make contributions and includes any Pension Plan.

         "Pledge Agreement" means each Pledge Agreement executed and delivered by the Company or a Pledgor Subsidiary pursuant to Section 5.0.1(g) of the Existing Credit Agreement, as amended, supplemented, restated or otherwise modified from time to time.

         "Pledged   Collateral"   has  the  meaning   specified  in  the  Pledge
Agreements.

         "Pledged Property" has the meaning specified in the Pledge Agreements.

         "Pledged Shares" has the meaning specified in the Pledge Agreements.

         "Pledgor Subsidiary" means any Subsidiary of the Company or of another Subsidiary executing and delivering a Pledge Agreement.

         "PMAT" means Permanente Medical Association of Texas.
          ----

         "Pro Rata Share" means, as to any Bank at any time, the percentage equivalent (expressed as a decimal, rounded to the ninth decimal place) at such time of such Bank's Commitment divided by the combined Commitments of all Banks.

         "Prospective Premium Default" shall mean the institution, with respect to the Company or any of its Subsidiaries by an HMO Regulator pursuant to applicable HMO Regulations, of a restriction on the fees or premiums that any HMO Subsidiary of the Company may charge that is likely to cause the Company to be in default of one or more of the financial covenants in Section 8.14 of this Agreement during one or more of the four fiscal quarters of the Company following the effective date of such restriction; provided that, in determining such likelihood, due consideration shall be given of actions the Company proposes to take, or to have any HMO Subsidiary take, in response to such restriction to the extent such actions have been communicated to the Banks within 30 days after such effective date and so long as no other Default (whether or not related to such restriction) shall then have occurred and be continuing.

         "Regulatory Tangible Net Equity" shall mean, for any HMO, "tangible net equity," "net worth" or such similar financial concept as defined by any HMO Regulation promulgated by any HMO Regulator as shall be applicable to HMOs and for any Workers Compensation Subsidiary, any similar financial concept as defined by any Workers Compensation Regulation promulgated by any Workers Compensation Regulator as shall be applicable to any Workers Compensation Subsidiary.

         "Regulatory Tangible Net Equity Requirement" shall mean, as to any HMO, the minimum level at which an HMO is required by any applicable HMO Regulation or HMO Regulator to maintain its Regulatory Tangible Net Equity and as to any Workers Compensation Subsidiary, the minimum level at which such Subsidiary is required by any applicable Workers Compensation Regulations or Workers Compensation Regulator to maintain its Regulatory Tangible Net Equity.

         "Reportable Event" means, any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

         "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

         "Responsible Officer" means the chief executive officer or the president of the Company, the chief financial officer or any other officer having substantially the same authority and responsibility; or, with respect to compliance with financial covenants, the chief financial officer, the treasurer or the assistant treasurer of the Company, or any other officer having substantially the same authority and responsibility.

         "Restricted Subsidiary" means (i) each Subsidiary listed on part (c) of
Schedule 6.18, (ii) any Subsidiary or HMO Subsidiary created by the Company after the Effective Date that is regulated by the department of insurance or similar agency of any State and (iii) any Subsidiary of the Company which has assets of less than $25,000, provided, however, the aggregate of amount for all Subsidiaries under this clause (ii) shall not exceed $500,000.

         "Revolving Loan" has the meaning specified in Section 2.01.

         "Revolving Termination Date" means the earlier to occur of:

                  (a)      September 30, 2003; and

                  (b) the date on which the Commitments terminate in accordance with the provisions of this Agreement.

         "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

         "Security Agreement" means the Security Agreement dated as of August 23, 2000 executed and delivered by the Company and the Non-Restricted Subsidiaries, as amended, supplemented, restated or otherwise modified from time to time.

         "Senior Debt" means, as of any date the aggregate Indebtedness of the Company under this Agreement.

         "Sierra Military" means Sierra Military Health Services, Inc.
          ---------------

         "Sierra Military Receivables Financing" means the sale or financing by Sierra Military of a substantial portion of its eligible accounts receivable on terms reasonably acceptable to the Majority Banks.

         "Significant Subsidiary" shall mean HMO Texas and any other Subsidiary of the Company of which (i) the revenues (directly and together with its Subsidiaries) for the most recent fiscal year of the Company were at least five percent (5%) of the Company's consolidated revenues for such fiscal year or (ii) the consolidated total assets as of the last day of the most recent fiscal year of the Company were at least five percent (5%) of the Company's consolidated total assets as of such date.

         "Specialty  Combined  Ratio" means,  for CIIC at any date, the ratio of
(i) loss and loss adjustment expense plus underwriting expenses plus management fees plus policyholder dividends, but exclusive of special charges taken prior to December 1, 2000 and of any releases of premium deficiency reserves established prior to the Effective Date, all for the four fiscal quarters ending on such date to (ii) net earned premiums for such period. The calculation of this ratio shall include prior accident year loss development and shall be calculated consistent with the presentation in the Company's Form 10-K for the fiscal year ended December 31, 1999.

         "Subsidiary" of a Person means any corporation, association, partnership, limited liability company, joint venture or other business entity of which 50% or more of the voting stock, membership interests or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof. Unless the context otherwise clearly requires, references herein to a "Subsidiary" refer to a Subsidiary of the Company.

         "Sumitomo Lease" means the Master Lease and Security Agreement dated as of September 31, 1997, as amended, between the Company and Sumitomo Bank Leasing and Finance Inc.

         "Surety Instruments" means all letters of credit (including standby and commercial), banker's acceptances, bank guaranties, shipside bonds, surety bonds and similar instruments.

         "Swap Contract" means any agreement, whether or not in writing, relating to any transaction that is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap or option, bond, note or bill option, interest rate option, forward foreign exchange transaction, cap, collar or floor transaction, currency swap, cross-currency rate swap, swaption, currency option or any other, similar transaction (including any option to enter into any of the foregoing) or any combination of the foregoing, and, unless the context otherwise clearly requires, any master agreement relating to or governing any or all of the foregoing.

         "Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a) the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined by the Company based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Bank).

         "Taxes" means any and all present or future taxes, levies, assessments, imposts, duties, deductions, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of each Bank and the Agent, respectively, taxes imposed on or measured by its net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank or the Agent, as the case may be, is organized or maintains a lending office.

         "The Medical Group of Texas" means, The Medical Group of Texas and Sierra Texas Systems, Inc.

         "Total Assets" of any Person means all property (whether real, personal, tangible, intangible or mixed) that, in accordance with GAAP should be included in determining total assets as shown on the asset portion of the balance sheet of such Person.

         "Total Liabilities" of any Person means all obligations that, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of the balance sheet of such Person.

         "2314 Partnership" means 2314 West Charleston Partnership, a Nevada general partnership of which the general partner is Southwest Realty, Inc., a Nevada corporation which is a wholly-owned subsidiary of the Company.

         "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

         "United States" and "U.S." each means the United States of America.
          -------------       ----

         "Workers'   Compensation   Business"   shall  mean  the   business   of
underwriting workers' compensation insurance and performing administrative functions related thereto.

         "Workers' Compensation Event" shall mean failure by the Company or any of its Workers' Compensation Subsidiaries to comply in any material respect with any of the terms and provisions of any applicable Workers' Compensation Regulation pertaining to the fiscal soundness, solvency or financial condition of the Company or any of its Workers' Compensation Subsidiaries, or the assertion in writing, after the Effective Date, by a Workers' Compensation Regulator that it intends to take administrative action against the Company or any of its Workers' Compensation Subsidiaries to revoke or modify any
Governmental Approval of, or to enforce the fiscal soundness, solvency or financial provisions or requirements of such Workers' Compensation Regulations against, the Company or any of its Workers' Compensation Subsidiaries, if such action, modification or enforcement is reasonably likely to have a Material Adverse Effect.

         "Workers' Compensation Regulations" shall mean all Requirements of Law applicable to any Workers' Compensation Subsidiary under federal or state law and any regulations, orders and directives promulgated or issued pursuant to the foregoing in connection with the operation of its Workers Compensation Business.

         "Workers' Compensation Regulator" means any Person charged with the administration, oversight or enforcement of a Workers' Compensation Regulation, whether primarily, secondarily, or jointly.

         "Workers'  Compensation  Subsidiary"  shall mean any  current or future
Subsidiary   of  the  Company  that  is  primarily   involved  in  the  Workers'
Compensation Business.

         "Wholly-Owned Subsidiary" means any corporation in which (other than directors' qualifying shares required by law) 100% of the capital stock of each class having ordinary voting power, in each case, at the time as of which any determination is being made, is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

1.02               Other Interpretive Provisions.
                  -----------------------------

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words "hereof", "herein", "hereunder" and similar words refer to this Agreement as a whole and not to any particular provision of this Agreement; and subsection, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(i) The term "documents" includes any and all instruments, documents, agreements, certificates, indentures, notices and other writings, however evidenced.

(ii) The term "including" is not limiting and means "including without limitation."

(iii) In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including"; the words "to" and "until" each mean "to but excluding", and the word "through" means "to and including."

(iv) The term "property" includes any kind of property or asset, real, personal or mixed, tangible or intangible.

(c)               Unless otherwise expressly provided herein,

(i) references to agreements (including this Agreement) and other contractual instruments shall be deemed to include all subsequent amendments and other modifications thereto, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document, and

(ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

(d) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(e) This Agreement and other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms. Unless otherwise expressly provided, any reference to any action of the Agent or the Banks by way of consent, approval or waiver shall be deemed modified by the phrase "in its/their reasonable discretion."

(f) This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Agent, the Company and the other parties, and are the products of all parties. Accordingly, they shall not be construed against the Banks or the Agent merely because of the Agent's or Banks' involvement in their preparation.

1.03                 Accounting Principles.
                    ---------------------

(a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made, in accordance with GAAP, consistently applied.

(b) References herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of the Company.


                                                     ARTICLE II

                                                    THE CREDITS

2.01 Amounts and Terms of Commitments. Each Bank severally agrees, on the terms and conditions set forth herein, to make loans to the Company (each such loan, a "Revolving Loan") from time to time on any Business Day during the period from the Closing Date to the Revolving Termination Date, in an aggregate amount not to exceed at any time outstanding the amount set forth on Schedule 2.01 (such amount as the same may be reduced under Section 2.04 or revised as a result of one or more assignments under Section 10.08, the Bank's "Commitment"); provided, however, that, after giving effect to any Borrowing of Revolving Loans, the Effective Amount of all outstanding Revolving Loans and the Effective Amount of all L/C Obligations, shall not at any time exceed the combined Commitments; and provided further, that the Effective Amount of the Revolving Loans of any Bank plus the participation of such Bank in the Effective Amount of all L/C Obligations shall not at any time exceed such Bank's Commitment. Within the limits of each Bank's Commitment, and subject to the other terms and conditions hereof, the Company may borrow under this section 2.01, prepay under Section
2.05 and reborrow under this section 2.01. All Revolving Loans shall be Base Rate Loans.

2.02                 Loan Accounts.
                    -------------

(a) The Loans made by each Bank and the Letters of Credit Issued by the Issuing Bank shall be evidenced by one or more accounts or records maintained by such Bank or Issuing Bank, as the case may be, in the ordinary course of business. The accounts or records maintained by the Agent, the Issuing Bank and each Bank shall be presumptive evidence of the amount of the Loans made by the Banks to the Company and the Letters of Credit Issued for the account of the Company, and the interest and payments thereon. Any failure to so maintain such accounts or records, or any error in doing so, shall not, however, limit or otherwise affect the obligation of the Company hereunder to pay any amount owing with respect to the Loans or any Letter of Credit.

(b) Upon the request of any Bank made through the Agent, the Loans made by such Bank may be evidenced by one or more Notes, instead of or in addition to loan accounts. Each such Bank shall endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by the Company with respect thereto. Each such Bank is irrevocably authorized by the Company to endorse its Note(s) and each Bank's record shall be conclusive absent manifest error; provided, however, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Company hereunder or under any such Note to such Bank.

2.03                 Procedure for Borrowing.
                    -----------------------

(a) Each Borrowing of Revolving Loans shall be made upon the Company's irrevocable written notice delivered to the Agent in the form of a Notice of Borrowing (which notice must be received by the Agent prior to 10:00 a.m. (San Francisco time) one Business Day prior to the requested Borrowing Date, specifying:

(A) the amount of the Borrowing, which shall be in an aggregate minimum amount of $1,000,000 or any multiple of $100,000 in excess thereof; and

(B) the requested Borrowing Date, which shall be a Business Day.

(b) The Agent will promptly notify each Bank of its receipt of any Notice of Borrowing and of the amount of such Bank's Pro Rata Share of that Borrowing.

(c) Each Bank will make the amount of its Pro Rata Share of each Borrowing available to the Agent for the account of the Company at the Agent's Payment Office by 11:00 a.m. (San Francisco time) on the Borrowing Date requested by the Company in funds immediately available to the Agent. The proceeds of all such Loans will then be made available to the Company by the Agent by wire transfer in accordance with written instructions provided to the Agent by the Company of like funds as received by the Agent.

2.04 Voluntary Termination or Reduction of Commitments. The Company may, upon not less than three Business Days' prior notice to the Agent, terminate the Commitments, or permanently reduce the Commitments by an aggregate minimum amount of $1,000,000 or any multiple of $1,000,000 in excess thereof; unless, after giving effect thereto and to any prepayments of Loans made on the effective date thereof, (i) the Effective Amount of all Revolving Loans and L/C Obligations together would exceed the amount of the combined Commitments then in effect, or (ii) the Effective Amount of all L/C Obligations then outstanding would exceed the L/C Commitment. Once reduced in accordance with this Section, the Commitments may not be increased. Any reduction of the Commitments shall be applied to each Bank according to its Pro Rata Share. If and to the extent specified by the Company in the notice to the Agent, some or all of the reduction in the combined Commitments shall be applied to reduce the L/C
Commitment. All accrued commitment and letter of credit fees to, but not including, the effective date of any reduction or termination of Commitments, shall be paid on the effective date of such reduction or termination.

2.05 Optional Prepayments. Subject to Section 4.04, the Company may, at any time or from time to time, upon not less than one Business Day's irrevocable notice to the Agent, ratably prepay Revolving Loans in whole or in part, in minimum amounts of $1,000,000 or any multiple of $100,000 in excess thereof. Such notice of prepayment shall specify the date and amount of such prepayment. The Agent will promptly notify each Bank of its receipt of any such notice, and of such Bank's Pro Rata Share of such prepayment. If such notice is given by the Company, the Company shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein, together with accrued interest to each such date on the amount prepaid and any amounts required pursuant to Section 4.04. Amounts so prepaid may be reborrowed subject to the applicable provisions of this Agreement.

2.06 Mandatory Prepayments of Loans; Mandatory Commitment Reductions and Repayments.
       --------------------------------------------------------------------

(a) If on any date the Effective Amount of L/C Obligations exceeds the L/C Commitment, the Company shall Cash Collateralize on such date the outstanding Letters of Credit in an amount equal to the excess of the maximum amount then available to be drawn under the Letters of Credit over the Aggregate L/C Commitment. Subject to Section 4.04, if on any date after giving effect to any Cash Collateralization made on such date pursuant to the preceding sentence, the Effective Amount of all Revolving Loans then outstanding plus the Effective Amount of all L/C Obligations exceeds the combined Commitments, the Company shall immediately, and without notice or demand, prepay the outstanding principal amount of the Revolving Loans and L/C Advances by an amount equal to the applicable excess.

(b) On each date set forth below, the aggregate Commitments shall, without any further action, automatically and permanently reduced by the amount set forth opposite such date:

                           Date                        Amount

                  June 30, 2001                      $2,000,000
                  December 31, 2001                  $3,000,000
                  June 30, 2002                      $6,000,000
                  December 31, 2002                  $6,000,000
                  June 30, 2003                     $10,000,000

provided, however, that on the Revolving Termination Date, the aggregate Commitments shall be zero and on such date the Company shall repay to the Banks the aggregate principal amount of Loans outstanding on such date.

(c) In addition to the foregoing, 80% of the Company's annual Excess Cash Flow shall be applied to the repayment and Commitment reductions set forth above, with such application to be made in the inverse order of maturity set forth above.

(d) In addition to the Commitment reductions specified above, 80% of all Net Cash Proceeds from any asset sales or from any sale and leaseback transaction of the Company or a Non-Restricted Subsidiary (other than (i) the asset sales described in subsections (d), (e) and (f) of Section 8.02 and (ii) Net Cash Proceeds from asset sales in the ordinary course of business not to exceed $250,000 for any single transaction or $1,000,000 in the aggregate in any fiscal year), 80% of the Net Cash Proceeds from any equity issuances by the Company or any Subsidiary (excluding the proceeds of an equity offering by the Company, CII or CIIC used to retire the Convertible Debt and excluding equity issued by the Company in exchange for the Convertible Debt) and 100% of the Net Cash Proceeds of any debt issuances by the Company (excluding CII, any Restricted Subsidiary and Sierra Military's Receivables Financing) shall be applied to repay the Obligations and to a permanent reduction of the Commitments. All Net Cash Proceeds described herein shall be applied to the repayment of the Obligations in the inverse order of maturity set forth in subsection (b) hereof.

2.07                 Interest.
                    --------

(a) As of the Effective Date, each Revolving Loan shall bear interest on the outstanding principal amount thereof from the applicable Borrowing Date at a rate per annum equal to the Base Rate plus 1.75%; provided, however, the margin for the Base Rate Loans (the "Applicable Margin") may be increased or decreased as follows:

(i) If the Commitments have been reduced to $135,000,000 primarily from the net proceeds from the sale and leaseback of the Company's Nevada properties (and exclusive of CII sale proceeds and the scheduled
         Commitment reductions), the Applicable Margin shall be reduced by 1.125%;

(ii) The Applicable Margin will reduce by 0.25% if the Company shall reduce the Commitments by at least $25,000,000 from the net proceeds from the sale of CII and by an additional 0.25% if the Company shall reduce the Commitments by more than $26,000,000 of net proceeds from the sale of CII;

(iii) Commencing with the year beginning January, 2002, the Company may achieve additional pricing reductions based upon the terms set forth on
         Schedule 2.07;

(iv) If the Sierra Military Receivables Financing shall not have been completed by March 31, 2001, then the Applicable Margin will increase by 0.50% from and after such date until such transaction shall have been so completed; and

(v) If the aggregate Obligations and Commitments shall not have been reduced by at least $50,000,000 primarily from the sale and leaseback of the Company's Nevada properties on or before June 30, 2001, then the Applicable Margin will increase by 1.25% from and after such date until such a reduction shall have been so made.

(b) If this Agreement and all other Loan Documents are executed and delivered and shall become effective on or before December 15, 2000, the payment by the Company of the incremental 2.00% default interest rate under the Existing Credit Agreement shall be waived for the period from and after November 1, 2000 to the Effective Date.

(c) Interest on each Revolving Loan shall be paid in arrears on each Interest Payment Date. During the existence of any Event of Default, interest on all Loans shall be paid on demand of the Agent at the request or with the consent of the Majority Banks.

(d) Notwithstanding subsection (a) of this Section, while any Event of Default exists or after acceleration, the Company shall pay interest (after as well as before entry of judgment thereon to the extent permitted by law) on the principal amount of all outstanding Obligations, at a rate per annum which is determined by adding 2% per annum to the Applicable Margin then in effect for such Loans and, in the case of Obligations not subject to an Applicable Margin, at a rate per annum equal to the Base Rate plus 2%.

(e) Anything herein to the contrary notwithstanding, the obligations of the Company to any Bank hereunder shall be subject to the limitation that payments of interest shall not be required for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by such Bank would be contrary to the provisions of any law applicable to such Bank limiting the highest rate of interest that may be lawfully contracted for, charged or received by such Bank, and in such event the Company shall pay such Bank interest at the highest rate permitted by applicable law.

2.08              Fees.  In addition to certain fees described in Section 3.08:
                 ----                                            ------------

(a)  Agents' Fees.  Commencing on the Effective Date and continuing on each
     ------------
      anniversary thereof, the

Company shall pay to the Agent an annual administrative agency fee described in the Fee Letter.

(b) Commitment Fees. The Company shall pay to the Agent for the account of each Bank a commitment fee on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each fiscal quarter, equal to the product of (i) the Applicable Commitment Fee Rate and (ii) the average daily unused portion of such Bank's Commitment during such fiscal quarter. For purposes of calculating utilization under this subsection, the Commitments shall be deemed used to the extent of the Effective Amount of Revolving Loans then outstanding, plus the Effective Amount of L/C Obligations then outstanding. Such commitment fee shall accrue from the Effective Date to the Revolving Termination Date and shall be due and payable quarterly in arrears on the last day of each March, June, September and December, commencing December 31, 2000 through the Revolving Termination Date, with the final payment to be made on the Revolving Termination Date; provided that, in connection with any reduction or termination of Commitments under
Section 2.04 or Section 2.06, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such reduction or termination, with the following quarterly payment being calculated on the basis of the period from such reduction or termination date to such quarterly payment date. The commitment fees provided in this subsection shall accrue at all times after the above-mentioned commencement date, including at any time during which one or more conditions in Article V are not met.

(c) Amendment Fee. On the Effective Date, the Company shall pay to each Bank executing this Agreement a fee in an amount equal to 0.50% of the Commitment of such Bank and the Company shall deposit into an interest-bearing collateral account controlled by the Agent an amount equal to an additional 0.50% of the Commitments of the Banks executing this Agreement. If the aggregate Commitments shall have been reduced by at least $50,000,000 primarily from the sale and leaseback of the Company's Nevada properties on or before June 30, 2001, the escrowed fees and accrued interest shall be returned to the Company and if the aggregate Commitments shall not have been reduced by at least $50,000,000 primarily from the sale and leaseback of the Company's Nevada properties, such escrowed fee and accrued interest shall be automatically distributed to the Banks on such date.

2.09 Computation of Fees and Interest. All computations of interest for Base
Rate
Loans when the Base Rate is determined by Bank of America's "prime rate" shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees shall be made on the basis of a 360-day year and actual days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year). Interest and fees shall accrue during each period during which interest or such fees are computed from the first day thereof to the last day thereof.

2.10                Payments by the Company.
                    -----------------------

(a) All payments to be made by the Company shall be made without set-off, recoupment or counterclaim. Except as otherwise expressly provided herein, all payments by the Company shall be made to the Agent for the account of the Banks at the Agent's Payment Office, and shall be made in dollars and in immediately available funds, no later than 11:00 a.m. (San Francisco time) on the date specified herein. The Agent will promptly distribute to each Bank its Pro Rata Share (or other applicable share as expressly provided herein) of such payment in like funds as received. Any payment received by the Agent later than 11:00 a.m. (San Francisco time) shall be deemed to have been received on the following Business Day and any applicable interest or fee shall continue to accrue.

(b) Whenever any payment is due on a day other than a Business Day, such payment shall be made on the following Business Day, and such extension of time shall in such case be included in the computation of interest or fees, as the case may be.

(c) Unless the Agent receives notice from the Company prior to the date on which any payment is due to the Banks that the Company will not make such payment in full as and when required, the Agent may assume that the Company has made such payment in full to the Agent on such date in immediately available funds and the Agent may (but shall not be so required), in reliance upon such assumption, distribute to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent the Company has not made such payment in full to the Agent, each Bank shall repay to the Agent on demand such amount distributed to such Bank, together with interest thereon at the Federal Funds Rate for each day from the date such amount is distributed to such Bank until the date repaid.

2.11                Payments by the Banks to the Agent.
                    ----------------------------------

(a) Unless the Agent receives notice from a Bank at least one Business Day prior to the date of such Borrowing, that such Bank will not make available as and when required hereunder to the Agent for the account of the Company the amount of that Bank's Pro Rata Share of the Borrowing, the Agent may assume that each Bank has made such amount available to the Agent in immediately available funds on the Borrowing Date and the Agent may (but shall not be so required), in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent any Bank shall not have made its full amount available to the Agent in immediately available funds and the Agent in such circumstances has made available to the Company such amount, that Bank shall on the Business Day following such Borrowing Date make such amount available to the Agent, together with interest at the Federal Funds Rate for each day during such period. A notice of the Agent submitted to any Bank with respect to amounts owing under this subsection (a) shall be conclusive, absent manifest error. If such amount is so made available, such payment to the Agent shall constitute such Bank's Loan on the date of Borrowing for all purposes of this Agreement. If such amount is not made available to the Agent on the Business Day following the Borrowing Date, the Agent will notify the Company of such failure to fund and, upon demand by the Agent, the Company shall pay such amount to the Agent for the Agent's account, together with interest thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Loans comprising such Borrowing.

(b) The failure of any Bank to make any Loan on any Borrowing Date shall not relieve any other Bank of any obligation hereunder to make a Loan on such Borrowing Date, but no Bank shall be responsible for the failure of any other Bank to make the Loan to be made by such other Bank on any Borrowing Date.

2.12 Sharing of Payments, Etc. If, other than as expressly provided elsewhere herein, any Bank shall obtain on account of the Loans made by it any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder), such Bank shall immediately (a) notify the Agent of such fact, and
(b) purchase from the other Banks such participations in the Loans made by them as shall be necessary to cause such purchasing Bank to share the excess payment pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Bank, such purchase shall to that extent be rescinded and each other Bank shall repay to the purchasing Bank the purchase price paid therefor, together with an amount equal to such paying Bank's ratable share (according to the proportion of (i) the amount of such paying Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off, but subject to Section 11.10) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation. The Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Banks following any such purchases or repayments.

2.13 Security. All obligations of the Company under this Agreement, the Notes all other Loan Documents and any Swap Contract entered into with a Bank and permitted under this Agreement shall be secured in accordance with the Collateral Documents.

                                                     ARTICLE III

                                               THE LETTERS OF CREDIT

3.01                The Letter of Credit Subfacility.
                   --------------------------------

(a) On the terms and  conditions  set forth  herein (i) the Issuing Bank agrees,
(A) from time to time on any Business Day during the period from the Closing Date to the day thirty days prior to the Revolving Termination Date to issue Letters of Credit for the account of the Company, and to amend or renew Letters of Credit previously issued by it, in accordance with subsections 3.02(c) and 3.02(d), and (B) to honor drafts under the Letters of Credit; and (ii) the Banks severally agree to participate in Letters of Credit Issued for the account of the Company; provided, that the Issuing Bank shall not be obligated to Issue, and no Bank shall be obligated to participate in, any Letter of Credit if as of the date of Issuance of such Letter of Credit (the "Issuance Date") (1) the Effective Amount of all L/C Obligations plus the Effective Amount of all Revolving Loans exceeds the combined Commitments, (2) the participation of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Revolving Loans of such Bank exceeds such Bank's Commitment, or (3) the Effective Amount of L/C Obligations exceeds the L/C Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Company's ability to obtain Letters of Credit shall be fully revolving, and, accordingly, the Company may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit which have expired or which have been drawn upon and reimbursed.

(b) The Issuing Bank is under no obligation to Issue any Letter of Credit if:

     (i) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the Issuing Bank from Issuing such Letter of Credit, or any Requirement of Law applicable to the Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the Issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the Issuing Bank with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the Issuing Bank is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the Issuing Bank any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the Issuing Bank in good faith deems material to it;

(ii) the Issuing Bank has received written notice from any Bank, the Agent or the Company, on or prior to the Business Day prior to the requested date of Issuance of such Letter of Credit, that one or more of the applicable conditions contained in Article V is not then satisfied;

(iii) the expiry date of any requested Letter of Credit is (A) more than 364 days after the date of Issuance, unless the Majority Banks have approved such expiry date in writing, or (B) later than thirty days prior to the Revolving Termination Date;

(iv) any requested Letter of Credit does not provide for drafts, or is not otherwise in form and substance acceptable to the Issuing Bank, or the Issuance of a Letter of Credit shall violate any applicable policies of the Issuing Bank;

     (v) any requested Letter of Credit is for the purpose of supporting the issuance of any letter of credit by any other Person; or

     (vi) such Letter of Credit is in a face amount less than $500,000 or to be denominated in a currency other than Dollars.

3.02               Issuance, Amendment and Renewal of Letters of Credit.
                  ----------------------------------------------------

(a) Each Letter of Credit shall be issued upon the irrevocable written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of issuance. Each such request for issuance of a Letter of Credit shall be by facsimile, confirmed immediately in an original writing, in the form of an L/C Application, and shall specify in form and detail satisfactory to the Issuing Bank:

(i) the proposed date of issuance of the Letter of Credit (which shall be a Business Day);

(ii)              the face amount of the Letter of Credit;

(iii)     the expiry date of the Letter of Credit;

(iv)              the name and address of the beneficiary thereof;

     (v) the documents to be presented by the beneficiary of the Letter of Credit in case of any drawing thereunder;

     (vi) the full text of any certificate to be presented by the beneficiary in case of any drawing thereunder; and

(vii)     such other matters as the Issuing Bank may require.

(b) At least two Business Days prior to the Issuance of any Letter of Credit, the Issuing Bank will confirm with the Agent (by telephone or in writing) that the Agent has received a copy of the L/C Application or L/C Amendment Application from the Company and, if not, the Issuing Bank will provide the Agent with a copy thereof. Unless the Issuing Bank has received notice on or before the Business Day immediately preceding the date the Issuing Bank is to issue a requested Letter of Credit from the Agent (A) directing the Issuing Bank not to issue such Letter of Credit because such issuance is not then permitted under subsection 3.01(a) as a result of the limitations set forth in clauses (1) through (3) thereof or subsection 3.01(b)(ii); or (B) that one or more conditions specified in Article V are not then satisfied; then, subject to the terms and conditions hereof, the Issuing Bank shall, on the requested date, issue a Letter of Credit for the account of the Company in accordance with the Issuing Bank's usual and customary business practices.

(c) From time to time while a Letter of Credit is outstanding and prior to the Revolving Termination Date, the Issuing Bank will, upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of amendment, amend any Letter of Credit issued by it. Each such request for amendment of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, made in the form of an L/C Amendment Application and shall specify in form and detail satisfactory to the Issuing
Bank: (i) the Letter of Credit to be amended; (ii) the proposed date of amendment of the Letter of Credit (which shall be a Business Day); (iii) the nature of the proposed amendment; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation to amend any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue such Letter of Credit in its amended form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed amendment to the Letter of Credit. The Agent will promptly notify the Banks of the receipt by it of any L/C Application or L/C Amendment Application.

(d) The Issuing Bank and the Banks agree that, while a Letter of Credit is outstanding and prior to the Revolving Termination Date, at the option of the Company and upon the written request of the Company received by the Issuing Bank (with a copy sent by the Company to the Agent) at least four days (or such shorter time as the Issuing Bank may agree in a particular instance in its sole discretion) prior to the proposed date of notification of renewal, the Issuing Bank shall be entitled to authorize the automatic renewal of any Letter of Credit issued by it. Each such request for renewal of a Letter of Credit shall be made by facsimile, confirmed immediately in an original writing, in the form of an L/C Amendment Application, and shall specify in form and detail satisfactory to the Issuing Bank: (i) the Letter of Credit to be renewed; (ii) the proposed date of notification of renewal of the Letter of Credit (which shall be a Business Day); (iii) the revised expiry date of the Letter of Credit; and (iv) such other matters as the Issuing Bank may require. The Issuing Bank shall be under no obligation so to renew any Letter of Credit if: (A) the Issuing Bank would have no obligation at such time to issue or amend such Letter of Credit in its renewed form under the terms of this Agreement; or (B) the beneficiary of any such Letter of Credit does not accept the proposed renewal of the Letter of Credit. If any outstanding Letter of Credit shall provide that it shall be automatically renewed unless the beneficiary thereof receives notice from the Issuing Bank that such Letter of Credit shall not be renewed, and if at the time of renewal the Issuing Bank would be entitled to authorize the automatic renewal of such Letter of Credit in accordance with this subsection 3.02(e) upon the request of the Company but the Issuing Bank shall not have received any L/C Amendment Application from the Company with respect to such renewal or other written direction by the Company with respect thereto, the Issuing Bank shall nonetheless be permitted to allow such Letter of Credit to renew, and the Company and the Banks hereby authorize such renewal, and, accordingly, the Issuing Bank shall be deemed to have received an L/C Amendment Application from the Company requesting such renewal.

(e) The Issuing Bank may, at its election (or as required by the Agent at the direction of the Majority Banks), deliver any notices of termination or other communications to any Letter of Credit beneficiary or transferee, and take any other action as necessary or appropriate, at any time and from time to time, in order to cause the expiry date of such Letter of Credit to be a date not later than the Revolving Termination Date.

(f) This Agreement shall control in the event of any conflict with any L/C-Related Document (other than any Letter of Credit).

(g) The Issuing Bank will also deliver to the Agent, concurrently or promptly following its delivery of a Letter of Credit, or amendment to or renewal of a Letter of Credit, to an advising bank or a beneficiary, a true and complete copy of each such Letter of Credit or amendment to or renewal of a Letter of Credit.

   3.03  Existing  Letters  of  Credit;  Risk   Participations,   Drawings  and
          ----------------------------------------------------------------------

Reimbursements.

(a) On and after the Closing Date, the Existing Letters of Credit shall be deemed for all purposes, including for purposes of the fees to be collected pursuant to subsections 3.08(a) and 3.08(b), and reimbursement of costs and expenses to the extent provided herein, Letters of Credit outstanding under this Agreement and entitled to the benefits of this Agreement and the other Loan Documents, and shall be governed by the applications and agreements pertaining thereto and by this Agreement. Each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank on the Closing Date or on the Commitment Increase Date a participation in each such Letter of Credit and each drawing thereunder in an amount equal to the product of such Bank's Pro Rata Share times the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of subsection 2.01(b) and subsection 2.08(b), the Existing Letters of Credit shall be deemed to utilize pro rata the Commitment of each Bank.

(b) Immediately upon the Issuance of each Letter of Credit in addition to those described in subsection 3.03(a), each Bank shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Issuing Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to the product of (i) the Pro Rata Share of such Bank, times (ii) the maximum amount available to be drawn under such Letter of Credit and the amount of such drawing, respectively. For purposes of Section 2.01, each Issuance of a Letter of Credit shall be deemed to utilize the Commitment of each Bank by an amount equal to the amount of such participation.

(c) In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the Issuing Bank will promptly notify the Company. The Company shall reimburse the Issuing Bank prior to 10:00 a.m. (San Francisco time), on each date that any amount is paid by the Issuing Bank under any Letter of Credit (each such date, an "Honor Date"), in an amount equal to the amount so paid by the Issuing Bank. In the event the Company fails to reimburse the Issuing Bank for the full amount of any drawing under any Letter of Credit by 10:00 a.m. (San Francisco time) on the Honor Date, the Issuing Bank will promptly notify the Agent and the Agent will promptly notify each Bank thereof, and the Company shall be deemed to have requested that Revolving Loans be made by the Banks to be disbursed on the Honor Date under such Letter of Credit, subject to the amount of the unutilized portion of the Revolving Commitment and subject to the conditions set forth in Section 5.02. Any notice given by the Issuing Bank or the Agent pursuant to this subsection 3.03(c) may be oral if immediately confirmed in writing (including by facsimile); provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(d) Each Bank shall upon any notice pursuant to subsection 3.03(c) make available to the Agent for the account of the relevant Issuing Bank an amount in Dollars and in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the participating Banks shall (subject to subsection 3.03(e)) each be deemed to have made a Loan consisting of a Base Rate Loan to the Company in that amount. If any Bank so notified fails to make available to the Agent for the account of the Issuing Bank the amount of such Bank's Pro Rata Share of the amount of the drawing by no later than 12:00 noon (San Francisco time) on the Honor Date, then interest shall accrue on such Bank's obligation to make such payment, from the Honor Date to the date such Bank makes such payment, at a rate per annum equal to the Federal Funds Rate in effect from time to time during such period. The Agent will promptly give notice of the occurrence of the Honor Date, but failure of the Agent to give any such notice on the Honor Date or in sufficient time to enable any Bank to effect such payment on such date shall not relieve such Bank from its obligations under this
Section 3.03.

(e) With respect to any unreimbursed drawing that is not converted into Revolving Loans to the Company in whole or in part, because of the Company's failure to satisfy the conditions set forth in Section 5.02 or for any other reason, the Company shall be deemed to have incurred from the Issuing Bank an L/C Borrowing in the amount of such drawing, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin, and each Bank's payment to the Issuing Bank pursuant to subsection 3.03(d) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Bank in satisfaction of its participation obligation under this Section 3.03.

(f) Each Bank's obligation in accordance with this Agreement to make the Loans or L/C Advances, as contemplated by this Section 3.03, as a result of a drawing under a Letter of Credit, shall be absolute and unconditional and without recourse to the Issuing Bank and shall not be affected by any circumstance, including (i) any set-off, counterclaim, recoupment, defense or other right which such Bank may have against the Issuing Bank, the Company or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Default, an Event of Default or a Material Adverse Effect; or (iii) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided, however, that each Bank's obligation to make Loans under this Section 3.03 is subject to the conditions set forth in Section 5.02.

3.04                 Repayment of Participations.
                    ---------------------------

(a) Upon (and only upon) receipt by the Agent for the account of the Issuing Bank of immediately available funds from the Company (i) in reimbursement of any payment made by the Issuing Bank under the Letter of Credit with respect to which any Bank has paid the Agent for the account of the Issuing Bank for such Bank's participation in the Letter of Credit pursuant to Section 3.03 or (ii) in payment of interest thereon, the Agent will pay to each Bank, in the same funds as those received by the Agent for the account of the Issuing Bank, the amount of such Bank's Pro Rata Share of such funds, and the Issuing Bank shall receive the amount of the Pro Rata Share of such funds of any Bank that did not so pay the Agent for the account of the Issuing Bank.

(b) If the Agent or the Issuing Bank is required at any time to return to the Company, or to a trustee, receiver, liquidator, custodian, or any official in any Insolvency Proceeding, any portion of the payments made by the Company to the Agent for the account of the Issuing Bank pursuant to subsection 3.04(a) in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each Bank shall, on demand of the Agent, forthwith return to the Agent or the Issuing Bank the amount of its Pro Rata Share of any amounts so returned by the Agent or the Issuing Bank plus interest thereon from the date such demand is made to the date such amounts are returned by such Bank to the Agent or the Issuing Bank, at a rate per annum equal to the Federal Funds Rate in effect from time to time.

3.05                 Role of the Issuing Bank.
                    ------------------------

(a) Each Bank and the Company agree that, in paying any drawing under a Letter of Credit, the Issuing Bank shall not have any responsibility to obtain any document (other than any sight draft and certificates expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document.

(b) No Agent-Related Person nor any of the respective correspondents, participants or assignees of the Issuing Bank shall be liable to any Bank for:
(i) any action taken or omitted in connection herewith at the request or with the approval of the Banks (including the Majority Banks, as applicable); (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any L/C-Related Document.

(c) The  Company  hereby  assumes  all  risks  of the acts or  omissions  of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Company's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. No Agent-Related Person, nor any of the respective correspondents, participants or assignees of the Issuing Bank, shall be liable or responsible for any of the matters described in clauses (i) through (vii) of Section 3.06; provided, however, anything in such clauses to the contrary notwithstanding, that the Company may have a claim against the Issuing Bank, and the Issuing Bank may be liable to the Company, to the extent, but only to the extent, of any direct, as opposed to consequential or exemplary, damages suffered by the Company which the Company proves were caused by the Issuing Bank's willful misconduct or gross negligence or the Issuing Bank's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing: (i) the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary; and (ii) the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

3.06  Obligations  Absolute.  The obligations of the Company under this
Agreement
and any L/C-Related Document to reimburse the Issuing Bank for a drawing under a Letter of Credit, and to repay any L/C Borrowing and any drawing under a Letter of Credit converted into Revolving Loans, shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement and each such other L/C-Related Document under all circumstances, including the following:

(i) any lack of validity or enforceability of this Agreement or any L/C-Related Document;

(ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the obligations of the Company in respect of any Letter of Credit or any other amendment or waiver of or any consent to departure from all or any of the L/C-Related Documents;

(iii) the existence of any claim, set-off, defense or other right that the Company may have at any time against any beneficiary or any transferee of any Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person (including without limitation any Bank), whether in connection with this Agreement, the transactions contemplated hereby or by the L/C-Related Documents or any unrelated transaction;

(iv) any draft, demand, certificate or other document presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any Letter of Credit;

(v) any payment by the Issuing Bank under any Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of any Letter of Credit; or any payment made by the Issuing Bank under any Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of any Letter of Credit, including any arising in connection with any Insolvency Proceeding;

(vi) any exchange, release or non-perfection of any collateral, or any release or amendment or waiver of or consent to departure from any other guarantee, for all or any of the obligations of the Company in respect of any Letter of Credit; or

(vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Company or a guarantor.

3.07 Cash Collateral Pledge. Upon (i) the request of the Agent, (A) if the Issuing Bank has honored any full or partial drawing request on any Letter of Credit and such drawing has resulted in an L/C Borrowing hereunder, or (B) if, as of the Revolving Termination Date, any Letters of Credit may for any reason remain outstanding and partially or wholly undrawn, or (ii) the occurrence of the circumstances described in Section 2.06 requiring the Company to Cash Collateralize Letters of Credit, then, the Company shall immediately Cash Collateralize the L/C Obligations in an amount equal to such L/C Obligations.

3.08                 Letter of Credit Fees.
                    ---------------------

(a) The Company shall pay to the Agent for the account of each of the Banks a letter of credit fee on the average daily maximum amount available to be drawn of the outstanding Letters of Credit, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon Letters of Credit outstanding for that quarter as calculated by the Agent, at a rate per annum equal to the Applicable Letter of Credit Fee Rate. Such letter of credit fees shall be due and payable quarterly in arrears on the last Business Day of each calendar quarter during which Letters of Credit are outstanding, through the Revolving Termination Date (or such later date upon which the outstanding Letters of Credit shall expire), with the final payment to be made on the Revolving Termination Date (or such later expiration date).

(b) The Company shall pay to the Issuing Bank, for its sole account, a letter of credit fronting fee for each Letter of Credit Issued by the Issuing Bank equal to .125% of the face amount (or increased face amount, as the case may be) of such Letter of Credit. Such Letter of Credit fronting fee shall be due and payable on each date of Issuance of a Letter of Credit.

(c) The Company shall pay to the Issuing Bank, for its sole account, from time to time on demand the normal issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the Issuing Bank relating to letters of credit as from time to time in effect.

3.09 Uniform Customs and Practice. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce most recently at the time of issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

                                                     ARTICLE IV

                                      TAXES, YIELD PROTECTION AND ILLEGALITY

4.01                 Taxes.


(a) Any and all payments by the Company to each Bank or the Agent under this Agreement and any other Loan Document shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

(b) If the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder to any Bank or the Agent, then:

(i) the sum payable shall be increased as necessary so that, after making all required deductions and withholdings (including deductions and withholdings applicable to additional sums payable under this Section), such Bank or the Agent, as the case may be, receives and retains an amount equal to the sum it would have received and retained had no such deductions or withholdings been made;

(ii)               the Company shall make such deductions and withholdings;

     (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law; and

(iv) the Company shall also pay to each Bank or the Agent for the account of such Bank, at the time interest is paid, Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed;

     provided, that the foregoing obligation of the Company to pay such additional amounts shall not apply

                           (A) to any payment to any Bank that is subject to deduction for or withholding for taxes pursuant to the Code, unless, as of the Closing Date or the date it becomes a Bank pursuant to Section 11.08, such Bank is entitled to submit a Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding on all interest to be received by it under this Agreement) or a Form 4224 (relating to all interest to be received by such Bank under this Agreement in respect of the Loans) (and, in that regard, each such Bank shall deliver to the Administrative Agent and the Company the documentation required by Section 10.10), or

                            (B) to any  taxes  imposed  solely  by reason of the
         failure of such Bank to comply with applicable certification, information, documentation or other reporting requirements concerning the nationality, residence, identity or connections with the United States of such Bank if such compliance is required by statute or regulations of the United States as a precondition to relief or exemption from such Taxes.

(c) The Company agrees to indemnify and hold harmless each Bank and the Agent for the full amount of (i) Taxes, (ii) Other Taxes, and (iii) Further Taxes in the amount that the respective Bank specifies as necessary to preserve the after-tax yield the Bank would have received if such Taxes, Other Taxes or Further Taxes had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes, Other Taxes or Further Taxes were correctly or legally asserted. Payment under this indemnification shall be made within 30 days after the date the Bank or the Agent makes written demand therefor.

(d) Within 30 days after the date of any payment by the Company of Taxes, Other Taxes or Further Taxes, the Company shall furnish to each Bank or the Agent the original or a certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to such Bank or the Agent.

(e) If the Company is required to pay any amount to any Bank or the Agent pursuant to subsection (b) or (c) of this Section, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its Lending Office so as to eliminate any such additional payment by the Company which may thereafter accrue, if such change in the sole judgment of such Bank is not otherwise disadvantageous to such Bank.

4.02                 [Intentionally Omitted].
                    -----------------------

4.03                 Increased Costs and Reduction of Return.
                    ---------------------------------------

(a) If any Bank determines that, due to either (i) the introduction of or any change in or in the interpretation by any Governmental Authority of any law or regulation or (ii) the compliance by that Bank with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Bank of participating in Letters of Credit, or, in the case of the Issuing Bank, any increase in the cost to the Issuing Bank of agreeing to issue, issuing or maintaining any Letter of Credit or of agreeing to make or making, funding or maintaining any unpaid drawing under any Letter of Credit, then the Company shall be liable for, and shall from time to time, upon demand (with a copy of such demand to be sent to the Agent), pay to the Agent for the account of such Bank, additional amounts as are sufficient to compensate such Bank for such increased costs.

(b) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation, (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, or (iv) compliance by the Bank (or its Lending Office) or any corporation controlling the Bank with any Capital Adequacy Regulation, affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and (taking into consideration such Bank's or such corporation's policies with respect to capital adequacy and such Bank's desired return on capital) determines that the amount of such capital is increased as a consequence of its Commitment, loans, credits or obligations under this Agreement, then, upon demand of such Bank to the Company through the Agent, the Company shall pay to the Bank, from time to time as specified by the Bank, additional amounts sufficient to compensate the Bank for such increase.

4.04                 [Intentionally Omitted].
                    -----------------------

4.05 Certificates of Banks. Any Bank claiming reimbursement or compensation under this Article IV shall deliver to the Company (with a copy to the Agent) a certificate setting forth in reasonable detail the amount payable to the Bank hereunder and the reasons therefor and such certificate shall be conclusive and binding on the Company in the absence of manifest error.

4.06 Substitution of Banks. If the Company shall receive notice from any Bank that amounts are due to such Bank pursuant to Section 4.01 or 4.03, the Company may, upon at least five Business Days' prior written or telecopier notice to such Bank and the Agent, but not more than 90 days after receipt of written notice from such Bank, identify to the Agent a lending institution acceptable to the Company and the Agent, which will purchase the Commitments, the amount of outstanding Loans and any participations in Letters of Credit from the Bank providing such notice, and such Bank shall thereupon assign its Commitment, any Loans owing to such Bank, any participations in Letters of Credit and the Notes held by such Bank to such replacement lending institution pursuant to Section 11.08.

4.07                 Survival.  The agreements and obligations of the Company
                    --------
in this Article IV shall survive the payment

of all other Obligations.


                                                     ARTICLE V

                                              CONDITIONS PRECEDENT

5.01 Conditions Precedent. The effectiveness of this Agreement is subject to the condition that the Agent shall have received on or before the Effective Date all of the following, in form and substance satisfactory to the Agent and the Majority Banks, and in sufficient copies for each Bank:

(a)                        Credit Agreement and Notes.  This Agreement executed
                           --------------------------
by the Company, the Agent and the Majority

Banks, the Issuing Bank and the Notes executed by the Company;

(b)                        Resolutions; Incumbency.
                           -----------------------

(i) Copies of the resolutions of the board of directors of the Company and each Non-Restricted Subsidiary authorizing the transactions contemplated hereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Company and each such Non-Restricted Subsidiary; and

(ii) A certificate of the Secretary or Assistant Secretary of the Company and each Non-Restricted Subsidiary certifying the names and true signatures of the officers of the Company or such Non-Restricted Subsidiary (as the case may be) authorized to execute, deliver and perform, as applicable, this Agreement, and all other Loan Documents to be delivered by it hereunder;

(c)                        Organization Documents; Good Standing.  Each of the
                           -------------------------------------
following documents:


     (i) the articles or certificate of incorporation and the bylaws of the Company as in effect on the Effective Date, certified by the Secretary or Assistant Secretary of the Company as of the Effective Date; and

(ii) a good standing and tax good standing certificate for the Company and each of its domestic Subsidiaries from the Secretary of State (or similar, applicable Governmental Authority) of its state of incorporation, dated the Effective Date;

     (d) Deeds of Trust. The Agent shall have received executed counterparts of the Deeds of Trust, -------------- duly executed by the Company or Subsidiary party thereto, together with

(i) evidence of the completion (or satisfactory arrangements for the completion) of all recordings and filings of the Deeds of Trust or, if applicable, amendments thereto as may be necessary or, in the reasonable opinion of the Agent, desirable effectively to record the Deeds of Trust as valid, perfected Liens against the Mortgaged Property, which Liens are subject to no outstanding monetary Liens recorded against the Company's or such Subsidiary's interest in the Mortgaged Property other than Permitted Liens;

     (ii) a duly executed environmental indemnity agreement in favor of the Agent on behalf of the Banks; and

     (iii) such other approvals, opinions, or documents in connection with the foregoing as the Agent may reasonably request.

     (e) Affirmations. Affirmations, in form and substance satisfactory to the Agent, from each Person that is a party to a Collateral Document.

(f) Payment of Fees. Evidence of payment by the Company of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Effective Date, together with Attorney Costs of Bank of America to the extent invoiced prior to or on the Effective Date, plus such additional amounts of Attorney Costs as shall constitute Bank of America's reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and Bank of America); including any such costs, fees and expenses arising under or referenced in Sections 2.08 and 11.04.

(g)     Employment Contracts.  A schedule of all current employment contracts
        --------------------
with the Company's

     eighteen members of senior management, including the amendments thereto and a written description of the Company's bonus plan.

(h) Legal Opinions. Opinions of (i) Morgan, Lewis & Bockius, special California counsel to the Company; (ii) internal Nevada counsel to the Company; and (iii) local counsel to the Company and its Subsidiaries in such other jurisdictions as the Agent may reasonably request, each addressed to the Agent, the Issuing Bank and the Banks and collectively addressing the matters set forth in Exhibit D with respect to the Company and its Subsidiaries;

(i) Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that after giving effect to the terms of this Agreement:

     (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

     (ii) no Default or Event of Default exists or would result from the Credit Extension; and

(iii) except as previously disclosed to the Banks, there has occurred since December 31, 1999, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(j) Regulatory Compliance. A certificate of a Responsible Officer on behalf of each of the HMO Subsidiaries and Workers Compensation Subsidiaries to the effect that such Subsidiary is in material compliance with the requirements of all applicable HMO Regulations or Workers Compensation Regulations, including such Regulatory Tangible Net Equity Requirements as are applicable to such
Subsidiary,  and  with all  other  Requirements  of Law;

(k)  Litigation.  Such
evidence as the Agent shall reasonably require that (i) there exists no litigation challenging or seeking to restrain or prohibit the making of the Loans by the Banks or the performance of the Obligations and (ii) there exists no judgment, order, injunction, or other restraint prohibiting the making of the Loans by the Banks or the performance of the Obligations;

     (l) Other Documents. Such other approvals, opinions, documents or materials as the Agent or any Bank may reasonably request.

5.02 Conditions to All Credit Extensions. The obligation of each Bank to make any Loan to be made by it and the obligation of the Issuing Bank to Issue any Letter of Credit is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or Issuance Date:

(a) Notice, Application. The Agent shall have received (with, in the case of the initial Loan only, a copy for each Bank) a Notice of Borrowing or, in the case of any Issuance of any Letter of Credit, the Issuing Bank and the Agent shall have received an L/C Application or L/C Amendment Application, as required under
Section 3.02;

(b) Continuation of Representations and Warranties. The representations and warranties in Article IV hereof and in the Pledge Agreements shall be true and correct on and as of such Borrowing Date or Issuance Date (in all material respects if such date is a date subsequent to the Closing Date) with the same effect as if made on and as of such Borrowing Date or Issuance Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date); and

     (c) No Existing Default. No Default or Event of Default shall exist or shall result from such Borrowing or Issuance.

Each Notice of Borrowing and L/C Application or L/C Amendment Application submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Issuance Date, as applicable, that the conditions in this
Section 5.02 are satisfied.

                                                    ARTICLE VI

                                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants to the Agent and each Bank that:

6.01   Corporate Existence and Power.  The Company and each of its Subsidiaries:
       -----------------------------

     (a) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

(b) has the corporate power and authority and all governmental licenses, authorizations, consents and approvals to own or hold under lease its property and other assets, carry on its business as currently conducted by it and to execute, deliver, and perform its obligations under the Loan Documents;

(c) is duly qualified as a foreign corporation and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license, except where the failure to be so licensed or qualified would not have, individually or in the aggregate, a Material Adverse Effect; and

(d) is in compliance with all Requirements of Law including without limitation all Workers' Compensation Regulations, except for such instances of non-compliance as would not have, individually or in the aggregate, a Material Adverse Effect.

6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement, the Pledge Agreements and each other Loan Document to which the Company or any Pledgor Subsidiary is party, have been duly authorized by all necessary corporate action, and do not and will not:

     (a) contravene the terms of any of the Company's or the Pledgor Subsidiaries' Organization Documents;

(b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or any Pledgor Subsidiary or any of their respective property is subject, except for such instances as would not have, individually or in the aggregate, a Material Adverse Effect; or

     (c) violate any Requirement of Law including without limitation all Workers' Compensation Regulations.

6.03 Authorization, Approval, etc. Except as set forth on Schedule 6.03, no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (except for recordings or filings in connection with the Liens granted to the Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any of its Subsidiaries of the Agreement, the Pledge Agreements or any other Loan Document including:

     (i) the pledge by the Company and the Pledgor Subsidiaries of any Collateral pursuant to the Pledge Agreements or the execution, delivery, and performance of the Pledge Agreements by the Company and the Pledgor Subsidiaries; and

(ii) the exercise by the Agent of the voting or other rights provided for in the Pledge Agreements, or, except with respect to any Pledged Shares, as may be required in connection with a disposition of such Pledged Shares by laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to the Pledge Agreements.

6.04 Binding Effect. This Agreement, the Pledge Agreements and each other Loan Document to which the Company or any Pledgor Subsidiary is a party constitute the legal, valid and binding obligations of the Company or such Pledgor Subsidiary (as the case may be), enforceable against the Company or such Pledgor Subsidiary (as the case may be) in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles relating to enforceability.

6.05 Litigation. Except as set forth on Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending which have been served, or to the best knowledge of the Company, otherwise pending, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

(a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby or thereby or impair the Banks ability to effect rights and remedies; or

(b) would reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any court or other Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of this Agreement or any other Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or any of its Subsidiaries or from the grant or perfection of the Liens of the Agent and the Banks on the Collateral. As of the Effective Date, neither the Company nor any Subsidiary is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under subsection 9.01(e).

6.07                Compliance with Laws and ERISA.
                    ------------------------------

(a) Except as set forth on Schedule 6.03, the Company and its Subsidiaries are in compliance with Requirements of Law of every Governmental Authority, the non-compliance with which might materially adversely affect the business, properties, assets, operations or condition (financial or otherwise) of the Company or the value of the Collateral or the worth of the Collateral as collateral security.

(b) Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to any Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(c) There are no pending (and served) or, to the best knowledge of Company, otherwise pending or threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

(d)(i)        No ERISA Event has occurred or is reasonably expected to occur;

(ii)               no Pension Plan has any Unfunded Pension Liability;

(iii) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA);

(iv) neither the Company nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and

(v)      neither  the  Company  nor  any  ERISA   Affiliate  has  engaged  in  a
         transaction that could be subject to Section 4069 or 4212(c) of ERISA.

6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section 7.12 and
Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

6.09 Title to Property and Collateral; No Liens. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, have a Material Adverse Effect. The Company and the Pledgor Subsidiaries are the legal and beneficial owners of, and have good and marketable title to (and have full right and authority to pledge, hypothecate, mortgage and deliver) all the Collateral that is subject to their respective Pledge Agreements. As of the Effective Date, all the Collateral and other property of the Company and its Subsidiaries are subject to no Liens, other than Permitted Liens. Even after the Effective Date, the Collateral shall continue not to be subject to any Liens, other than Permitted Liens.

6.10 As to Pledged Shares. Except as disclosed in Schedule 6.10, all Pledged Shares are duly authorized and validly issued, fully paid, and non-assessable, and constitute all of the issued and outstanding shares of capital stock of the Subsidiaries whose shares have been pledged by the Company and the Pledgor Subsidiaries under the Pledge Agreements. Other than the Pledged Shares, no Subsidiary whose shares have been pledged under the Pledge Agreements has
outstanding  any  capital  stock  or  other   securities   convertible  into  or
exchangeable for any of its capital stock, nor will it have outstanding any rights to subscribe for or to purchase, or any warrants or options for the purchase of, or any agreements (contingent or otherwise) providing for the issuance of, or any calls, commitments or claims of any character relating to, any of its capital stock or any securities convertible into or exchangeable for any of its capital stock.

6.11 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any Subsidiary that would, if made, have a Material Adverse Effect.

6.12               Financial Condition.
                    -------------------

(a) The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 1999, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date:

     (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein;

     (ii) fairly present the financial condition of the Company and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

(iii) except as specifically disclosed in Schedule 6.12, show all material indebtedness and other liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations.

(b) Since December 31, 1999, except as otherwise disclosed to the Banks prior to December 1, 2000, there has been no Material Adverse Effect.

6.13 Environmental Matters. The Company conducts in the ordinary course of business a review of the effect of existing Environmental Laws and existing Environmental Claims on its business, operations and properties, and as a result thereof the Company has reasonably concluded that, except as specifically disclosed in Schedule 6.13, such Environmental Laws and Environmental Claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

6.14               Collateral Documents.
                    --------------------

(a) The provisions of the Collateral Agreements are effective to create in favor of the Agent for the benefit of the Banks, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and its Subsidiaries in the Collateral described therein and all proceeds thereof. Except for filings completed prior to the Effective Date and as contemplated by this Agreement, no filing or other action will be necessary to perfect or protect such security interest.

     (b) All representations and warranties of the Company and the Subsidiaries party thereto contained in the Collateral Documents are true and correct.

6.15 Regulated Entities. None of the Company, any Person controlling the Company, or any Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

6.16 No Burdensome Restrictions. Neither the Company nor any Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

6.17 Copyrights, Patents, Trademarks and Licenses, etc. The Company or its Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

6.18 Subsidiaries. As of the Effective Date, the Company has no Subsidiaries other than those specifically disclosed in part (a) of Schedule 6.18 hereto and has no equity investments in any other corporation or entity constituting 20% or more of the outstanding equity interests in such corporation or entity other than those specifically disclosed in part (b) of Schedule 6.18. Set forth in part (c) of Schedule 6.18 is a list of all Restricted Subsidiaries as of the Effective Date.

6.19 Insurance. Except as specifically disclosed in Schedule 6.19, the properties of the Company and its Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

6.20 Swap Obligations. Neither the Company nor any of its Subsidiaries has incurred any outstanding obligations under any Swap Contracts except in the ordinary course of business for bona fide hedging purposes.

6.21 Full Disclosure. None of the representations or warranties made by the Company or any Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Subsidiary in connection with the Loan Documents (including the offering and disclosure materials delivered by or on behalf of the Company to the Banks prior to the Effective Date), contains any untrue statement of a material fact or omits any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they are made, not misleading as of the time when made or delivered.

6.22 Business Activity. Neither the Company nor any of its Subsidiaries is engaged in any line or lines of business activity other than the Health Care Business.

6.23 Licensing, Etc. Each HMO Subsidiary maintains in full force and effect (i) all licenses and certifications required pursuant to any HMO Regulation; (ii) all certifications and authorizations necessary to ensure that each of the HMO Subsidiaries is eligible for all reimbursements available under the HMO Regulations to the extent applicable to HMOs of their type; and (iii) all licenses, permits, authorizations and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs; except where the failure to maintain the items described in any of the preceding three clauses would not have a Material Adverse Effect. Each Workers' Compensation Subsidiary maintains in full force and effect (i) all licenses and certifications required pursuant to any Workers' Compensation Regulation; and
(ii) all licenses, permits, authorizations and qualifications required under the Workers' Compensation Regulations in connection with the ownership or operation of a Workers' Compensation Business; except where the failure to maintain the items described in any of the preceding three clauses would not have a Material Adverse Effect.

                                                   ARTICLE VII

                                              AFFIRMATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

7.01 Financial Statements. The Company shall deliver to the Agent, in form and detail satisfactory to the Agent and the Majority
Banks, with sufficient copies for each Bank:

(a) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2000), a copy of the audited consolidated balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited because of a restricted or limited examination by the Independent Auditor of any material portion of the Company's or any Subsidiary's records;

(b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 2001), a copy of the unaudited consolidated balance sheets of the Company and its Subsidiaries as of the end of such quarter and the related consolidated statements of income and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of the Company and the Subsidiaries;

(c) as soon as available, but not later than 90 days after the end of each fiscal year (commencing with the fiscal year ended December 31, 2000), (i) a copy of an unaudited consolidating balance sheets of the Company and its Subsidiaries as at the end of such year and the related consolidating statements of income and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(a) and (ii) a copy of a statement of financial position for any of the Company's Subsidiaries for which the Company provides a guaranty of reserve liabilities, as of the end of such quarter, certified by a Responsible Officer;

(d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended March 31, 2001), (i) a copy of the unaudited consolidating balance sheets of the Company and its Subsidiaries, and the related consolidating statements of income and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 7.01(b) and
(ii) a copy of a statement of financial position for any of the Company's Subsidiaries for which the Company provides a guaranty of reserve liabilities, as of the end of such quarter, certified by a Responsible Officer;

(e) concurrently with the delivery thereof to such lessors, mortgagees, or lenders, copies of any financial reports (other than those otherwise delivered hereunder) delivered to the lessors, mortgagees and lenders party to an Approved Sale-Leaseback Transaction or the Sierra Military Receivables Financing; and

(f) not later than 30 days after the end of each month (commencing with December
2000), (i) a copy of the monthly consolidated and consolidating profit and loss statements, balance sheets, and statements of cash flow for the Company and its Subsidiaries for that month and the fiscal year to date, (ii) a copy of monthly statements of cash flow and operating statistics (e.g., Medical Loss Ratio, trends in membership statistics, Specialty Combined Ratio) for each division of the Company (if a division includes, both Restricted Subsidiaries and Non-Restricted Subsidiaries, with separate statements for the Restricted Subsidiaries and the Non-Restricted Subsidiaries included within such division),
(iii) a rolling 12-week report of receipts and disbursements for the Company and its Non-Restricted Subsidiaries, with commentary addressing any material variances from the previous report, (iv) a report of any changes to the Regulatory Tangible Net Equity of any Restricted Subsidiary and (v) calculations of Non-Restricted EBITDA and preliminary Net Funds Available After Lease and Run-out Costs for such month. Concurrently with the delivery of the financial information described in clauses (i) through (v) above, the Company shall also deliver a report comparing the information therein with the comparable information from the prior year (to the extent reasonably available) and with the Company's projections attached hereto as Schedule 7.01 for 2001 and with the most recent projections delivered pursuant to subsection 7.02(c) for each subsequent year.

7.02 Certificates; Other Information. The Company shall furnish to the Agent, with sufficient copies for each Bank:

(a) concurrently with the delivery of the financial statements referred to in subsection 7.01(a), (i) a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate and (ii) a calculation by the Company of its Excess Cash Flow for the fiscal year then completed, together with a report from the Independent Auditor stating that, nothing has come to their attention that would lead them to believe that Excess Cash Flow was not calculated in accordance with the terms of the Credit Agreement;

(b) concurrently with the delivery of the financial statements referred to in subsections 7.01(a) and (b), a Compliance Certificate executed by a Responsible Officer; provided, however that the certification of the Medical Loss Ratio and Specialty Combined Ratio pursuant to subsection 7.01(b) shall be given in respect of the fiscal quarter next preceding the fiscal quarter most recently completed;

(c) not later than 90 days after the end of each fiscal year (commencing with the fiscal year ending December 31, 2000), projections by the Company for its next three fiscal years, including (i) consolidated balance sheets, statements of income and cash flow for the Company and its Subsidiaries, (ii) consolidating statements of income for each division of the Company and (iii) projections of Non-Restricted EBITDA, all in a form reasonably acceptable to the Agent and the Majority Banks;

(d) promptly, copies of all financial statements and reports that the Company sends to its shareholders, and copies of all financial statements and regular, periodical or special reports (including Forms 10K, 10Q and 8K) that the Company or any Subsidiary may make to, or file with, the SEC;

(e) promptly following the receipt of the same, a copy of each notice relating to the loss or threatened loss by the Company, any Workers' Compensation Subsidiary or any HMO Subsidiary of any material operating permit, license or certification by any Workers' Compensation Regulator or any HMO Regulator;

(f) promptly following the receipt of the same, all material correspondence received by the Company or any Subsidiary (other than correspondence in draft form) from (i) an HMO Regulator which asserts that the Company or any HMO
Subsidiary is not in substantial compliance with any HMO Regulation or which threatens the taking of any action against the Company or any Subsidiary under any HMO Regulation which would reasonably be expected to have a Material Adverse Effect or (ii) a Workers' Compensation Regulator which asserts that the Company or any Workers' Compensation Subsidiary is not in substantial compliance with any Workers' Compensation Regulation or which threatens the taking of any action against the Company or any Subsidiary under any Workers' Compensation Regulation which would reasonably be expected to have a Material Adverse Effect;

     (g) promptly following the receipt of the same, any management letters delivered by the Company's accountants;

     (h) on the first and fifteenth of each month, a report on the status of the Company's restructuring initiatives (i.e., sale of its corporate jet, wind-up of Texas operations, Sierra Military Receivables Financing, Sale-Leaseback Transactions, refinancing of the Convertible Debt, etc.), including copies of any proposal letters and commitments for its proposed financings;

(i) as soon as available, but not later than ten days after the end of each fiscal quarter, copies of all financial information filed with any HMO Regulator and Workers' Compensation Regulator during such fiscal quarter;

(j) from time to time upon receipt of a written request by the Agent or any Bank specifying in reasonable detail the types of documents to be provided, copies of any and all statements, audits, studies or reports submitted by or on behalf of
(i) the Company or any HMO Subsidiary to any HMO Regulator or (ii) the Company and any Workers' Compensation Subsidiary to any Workers' Compensation Regulator (except to the extent that the delivery of such documents could result in the waiver by the Company of any privilege it might have under applicable law);

(k) as soon as available, but not later than 45 days after the end of each fiscal quarter, copies of the Company's in-house actuary's analysis of reserves for HMO Subsidiaries and Workers Compensation Subsidiaries; and

(l) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any Subsidiary as the Agent, at the request of any Bank, may from time to time reasonably request in writing.

7.03   Notices.  The Company shall promptly notify the Agent and each Bank:
                    -------

(a) of the occurrence of any Default or Event of Default,  and of the occurrence
or  existence  of  any  event  or  circumstance   that  could,  with  reasonable
foreseeability, become a Default or Event of Default;

(b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Company or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Company or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Company or any Subsidiary; including pursuant to any applicable Environmental Laws;

(c) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than 10 days after such event), and deliver to the Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

(i)                an ERISA Event,

(ii) a material increase in the Unfunded Pension Liability of any Pension Plan,

     (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate, or

(iv) the adoption of any amendment to a Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability;

     (d) of any material change in accounting policies or financial reporting practices by the Company or any of its consolidated Subsidiaries; and

     (e) of the creation or acquisition of Subsidiary and a statement as to whether or not such Subsidiary is a Restricted Subsidiary.

Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under subsection 7.03(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Loan Document that have been (or could with reasonable foreseeability be) breached or violated.

7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Subsidiary to:

     (a) preserve and maintain in full force and effect its corporate existence and good standing under the laws of its state or jurisdiction of incorporation;

(b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business, including all licenses and certifications required pursuant to any HMO Regulation, all certifications and authorizations necessary to ensure that each of the HMO Subsidiaries is eligible for all reimbursements available under the HMO Regulation to the extent applicable to HMOs of their type, and all licenses, permits, authorization and qualifications required under the HMO Regulations in connection with the ownership or operation of HMOs;

     (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

(d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

7.05 Maintenance of Property. The Company shall maintain, and shall cause each Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

7.06 Insurance. Except as specifically disclosed in Schedule 6.19, in addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons; including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company in the absence of 30 days' prior notice to the Agent. Upon request of the Agent or any Bank, the Company shall furnish the Agent, with sufficient copies for each Bank, at reasonable intervals (but not more than once per calendar year) a certificate of a Responsible Officer of the Company (and, if requested by the Agent, any insurance broker of the Company) setting forth the nature and extent of all insurance maintained by the Company and its Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

7.07 Payment of Obligations. The Company shall, and shall cause each Subsidiary to, pay and discharge as the same shall become due and payable, all their respective obligations and liabilities, including:

(a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

     (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

     (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to materially comply, with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including all HMO Regulations, all Workers' Compensation Regulations and the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist.

7.09 Compliance with ERISA. The Company shall, and shall cause each of its ERISA Affiliates to: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

7.10 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Subsidiary. The Company shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of the Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to the Company.

7.11 Environmental Laws. The Company shall, and shall cause each Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws.

7.12 Use of Proceeds. The Company shall use the proceeds of the Loans for general working capital purposes and for general corporate purposes not in contravention of any Requirement of Law or of any Loan Document.

7.13               Further Assurances.
                    ------------------

(a) The Company shall ensure that all written information, exhibits and reports furnished to the Agent or the Banks do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which made, and will promptly disclose to the Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

(b) Promptly upon request by the Agent or the Majority Banks, the Company shall (and shall cause any of its Subsidiaries, including Pledgor Subsidiaries, to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Agent or such Banks, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the Collateral, properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect, protect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Agent and Banks the rights granted or now or hereafter intended to be granted to the Banks under any Loan Document or under any other document executed in connection therewith.

7.14 Dividends of Subsidiaries. On or before April 15th of each year, commencing April 15, 2001, each HMO Subsidiary and Sierra Military shall declare and pay dividends (in cash, property, or obligations) on, or to make payments or distributions on account of, the shares of all classes of stock of such entity to the Company in an amount equal to the maximum amount permitted by applicable Requirements of Law or Contractual Obligations; provided, that (i) no HMO Subsidiary shall be required to pay dividends under this Section 7.14 to the extent that doing so would cause the Regulatory Tangible Net Equity of such Subsidiary to be less than 105% of any Regulatory Tangible Net Equity
Requirement applicable to such Subsidiary and (ii) no other Restricted Subsidiary shall be required to pay dividends hereunder to the extent that doing so would violate any Contractual Obligation or Requirement of Law.

7.15 Accreditation. The Company will use reasonable commercial efforts to (i) maintain the current accreditation by the National Committee for Quality Assurance ("NCQA") for Health Plan of Nevada at the "Full Accreditation" level, and (ii) obtain within a reasonable period of time and thereafter maintain accreditation by NCQA for its Dallas area HMO operations at the "Provisional Accreditation", "One-Year Accreditation" or "Full Accreditation" levels.

7.16 Approval for Sale of Texas Assets. Prior to completing any sale by the Company of its Texas assets, the Company shall obtain the approval of the Majority Banks (which approval shall not be unreasonably withheld and shall be deemed given for the sale of Texas Health Choice-Houston on the terms previously presented to the Banks) of the terms of such sale.

7.17 Repayment of Inter-company Balances. Each of the Company's Restricted Subsidiaries, CII, California Indemnity Insurance Company and Sierra Military shall repay their respective inter-company balances to the Company at the end of each month (to the extent permitted by Requirement of Law), other than intercompany advances used to pay current interest on the Convertible Debt.

7.18 Title Insurance. If an Approved Sale-Leaseback Transaction that reduces the aggregate Commitments to $135,000,000 shall not have been completed on or before February 28, 2001, the Company shall deliver the title policies (collectively, the "Title Policies") with respect to the Deeds of Trust in favor of the Agent on behalf of the Banks providing title insurance in an aggregate amount of estimated fair market value of such properties, issued by a national title insurance company reasonably acceptable to the Agent and otherwise in form and substance reasonably satisfactory to the Agent.

7.19 Sumitomo Documentation. On or before February 15, 2001, documentation shall be executed by and between Sumitomo Leasing and Finance Inc. and the Company, evidencing their arrangements in respect of the Sumitomo Lease, duly executed by the parties thereto on terms reasonably satisfactory to Majority Banks.


                                                    ARTICLE VIII

                                               NEGATIVE COVENANTS

         So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

(a) any Lien existing on property of the Company or any Subsidiary on the Effective Date and set forth in Schedule 8.01 securing Indebtedness outstanding on such date and any refinancing or refunding thereof;

(b)                        any Lien created under any Loan Document;

(c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

(d)   carriers',   warehousemen's,    mechanics',   landlords',   materialmen's,
repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty;

(e) Liens (other than any Lien imposed by ERISA) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

(f) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and its Subsidiaries;

(g) purchase money security interests on any property acquired or held by the Company or its Subsidiaries in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within 20 days after the acquisition thereof,
(ii) such Lien attaches solely to the property so acquired in such  transaction,
(iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the cost of such property, and (iv) the aggregate principal amount of the Indebtedness secured by any and all such purchase money security interests together with the principal amount of any Indebtedness secured by Liens permitted under subsection (h) below shall not at any time exceed $5,000,000;

(h) mortgage Liens on any real property acquired or constructed by the Company or its Subsidiaries subsequent to the Effective Date in the ordinary course of business, securing Indebtedness incurred or assumed for the purpose of financing all or any part of the cost of acquiring or constructing such property; provided that (i) any such Lien attaches to such property concurrently with or within 90 days after such property is placed in service by the Company, (ii) such Lien attaches solely to the property so acquired or constructed in such transaction,
(iii) the principal amount of the Indebtedness secured thereby does not exceed 100% of the fair market value of such property, (iv) such Indebtedness is without recourse to the Company or any of its Subsidiaries and (v) the aggregate amount of all such Indebtedness together with the principal amount of any Indebtedness secured by Liens permitted under subsection (g) above does not exceed $5,000,000;

(i) Liens securing obligations in respect of Capital Leases, limited to the assets subject to such leases, provided that such Capital Leases are otherwise permitted hereunder;

(j) Liens on any property of HMO Texas, securing the Kaiser Note; provided that such Indebtedness is without recourse to the Company or any of its Subsidiaries (other than HMO Texas to the extent set forth in the Kaiser Note);

(k) Liens securing letters of credit, each of which has an individual face amount less than $500,000 and the aggregate face amounts of which are less than $1,000,000; (l) Liens securing obligations of the Company to a Subsidiary permitted pursuant to Section 8.05(g);

     (m) Liens securing an Approved Sale-Leaseback Transaction; and

     (n) Liens securing a Sierra Military Receivables Financing.

8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

     (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

(b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are reasonably promptly applied to the purchase price of such replacement equipment;

     (c) sales by the Company in the ordinary course of business of marketable securities held in its investment portfolios;

     (d) the sale by the Company of its corporate jet;

     (e) the sale by the Company of its Texas assets to the extent permitted under Section 7.16;

     (f) the Sierra Military Receivables Financing;

(g) dispositions not otherwise permitted hereunder of assets (including all, but not less than all, of the capital stock of any Subsidiary) owned by the Company or any Subsidiary, which are made for fair market value; provided, that (i) at the time of any disposition, no Event of Default shall exist or shall result from such disposition, (ii) the aggregate sales price from such disposition shall be paid in cash and (iii) all Net Cash Proceeds therefrom are applied to the Obligations as provided in Section 2.06(d); and

(h)                        a Permitted Sale-Leaseback Transaction.

         If the Company or any Subsidiary shall complete any transaction permitted by clauses (d), (e) or (f) above, the Company may retain all Net Cash Proceeds therefrom.

8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

(a) any Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Subsidiaries, provided that if any transaction shall be between a Subsidiary and a Wholly-Owned Subsidiary, the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and

     (b) any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another Wholly-Owned Subsidiary.

8.04 Loans and Investments. The Company shall not purchase or acquire, or suffer or permit any Subsidiary to purchase or acquire, or make any commitment therefor, any capital stock, equity interest, or any obligations or other securities of, or any interest in, any Person, or make or commit to make any Acquisitions, or make or commit to make any advance, loan, extension of credit or capital contribution to or any other investment in, any Person including any Affiliate of the Company (together, "Investments"), except for:

     (a) Investments held by the Company or Subsidiary in the form of cash equivalents, marketable securities or real estate mortgage loans in the ordinary course of business;

     (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

(c) extensions of credit (i) by the Company to any of its Wholly-Owned Subsidiaries (other than Sierra Military), (ii) by any of its Wholly-Owned Subsidiaries to another of its Wholly-Owned Subsidiaries (other than Sierra Military) or (iii) from the Effective Date until the Sierra Military Receivables Financing shall have completed, by the Company to Sierra Military in the ordinary course of business, which Indebtedness of Sierra Military together with the Investments made pursuant to subsection 8.04(d) shall not exceed an aggregate amount of $5,000,000;

(d) Investments in HMO Subsidiaries and Workers Compensation Subsidiaries in an aggregate amount not to exceed 105% of such Subsidiary's Regulatory Tangible Net Equity Requirement and Investments in Sierra Military in the ordinary course of business prior to the completion of the Sierra Military Receivables Financing so long as the aggregate amount of such Investments made after the Effective Date plus the aggregate amount of Indebtedness incurred pursuant to subsection 8.04(c)(iii) does not in the aggregate exceed $5,000,000;

     (e) Investments in HMO Texas and the Medical Group of Texas in an aggregate amount not to exceed $12,000,000 from and after the Effective Date;

     (f) the Investments as of the Effective Date listed on Schedule 8.04;

     (g) loans or advances to officers and employees existing as of the Effective Date;

     (h) other Investments consisting of equity holdings in 2314 Partnership and Persons other than Subsidiaries;

(i) loans to officers or employees made after the Effective Date to fund the purchase from the Company of stock in the Company, provided that such loans are not made in cash and the aggregate amount of all such loans shall not exceed $5,000,000 at any one time outstanding;

     (j) loans or advances to officers and employees in the ordinary course of business (such as travel or relocation advances) not to exceed $250,000 in the aggregate at any one time outstanding; and

     (k) Investments constituting an integral part of an Approved Sale-Leaseback Transaction.

8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

     (a) Indebtedness incurred pursuant to this Agreement;

     (b) Indebtedness consisting of Contingent Obligations permitted pursuant to
Section 8.08;

     (c)  Indebtedness  existing on the Effective Date and set forth in Schedule
8.05 (including,  without limitation,  the Indebtedness  evidenced by the Kaiser
Note);

     (d) Indebtedness  secured by Liens permitted by subsections  8.01(g),  (h),
(i), (j), (m) and (n);

(e) Indebtedness incurred for the purpose of refinancing all or any portion of any item of Indebtedness incurred pursuant to subsections (b) or (c) above; provided, that the aggregate outstanding principal amount of such Indebtedness shall not at any time exceed the aggregate outstanding principal amount thereof at the Effective Date, minus the aggregate amount of all payments and prepayments of principal which as of such time shall have been made after the date of this Agreement in respect of Indebtedness incurred pursuant to subsections (b) and (c) or pursuant to this subsection (e); and

     (f) loans or advances to officers and employees of the Company and its Subsidiaries outstanding as of the Effective Date;

     (g) loans from any Subsidiary of the Company to the Company; and

(h) Indebtedness in respect of Capital Leases in an aggregate principal amount at any one time outstanding not in excess of $10,000,000 incurred on or after the Effective Date.

8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Subsidiary to, enter into any transaction with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Subsidiary.

8.07                Use of Proceeds.
                    ---------------

(a) The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act, or (v) for any purpose which violated Regulations T, U or X of the FRB.

(b) The Company shall not, directly or indirectly, use any portion of the Loan proceeds or any Letter of Credit (i) knowingly to purchase Ineligible Securities from the Agent or any of its Affiliates during any period in which the Agent or any of its Affiliates makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Agent or any of its Affiliates, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Agent or any of its Affiliates and issued by or for the benefit of the Company or any Affiliate of the Company. Certain Affiliates of the Agent are registered broker-dealers and permitted to underwrite and deal in certain Ineligible Securities; and "Ineligible Securities" means securities which may not be underwritten or dealt in by member banks of the Federal Reserve System under Section 16 of the Banking Act of 1933 (12 U.S.C. ss. 24, Seventh), as amended.

 8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

     (a) endorsements for collection or deposit in the ordinary course of business;

     (b) Contingent Obligations of the Company and its Subsidiaries existing as of the Effective Date and listed in Schedule 8.08;

     (c) Contingent Obligations under Swap Contracts; and

     (d) Contingent Obligations with respect to Surety Instruments incurred in the ordinary course of business;

(e) Guarantees by the Company of (i) leases by its Subsidiaries of office and medical space and (ii) the obligations of its Restricted Subsidiaries under their insurance policies issued to clients of J&H Marsh & McLennan, Inc., AON, Hilb, Rogal & Hamilton Company and Craigin & Pike; and

(f)  Guarantees by the
Company of reserve obligations and similar obligations of its Subsidiaries under applicable Requirements of Law.

8.09 Lease Obligations. The Company shall not, and shall not suffer or permit any Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

     (a) leases of the Company and of Subsidiaries in existence on the Effective Date and any renewal, extension or refinancing thereof;

     (b) operating leases entered into by the Company or any Subsidiary after the Effective Date in the ordinary course of business;

(c) Capital Leases other than those permitted under clause (a) of this Section, entered into by the Company or any Subsidiary after the Effective Date in the ordinary course of business to finance the acquisition of equipment, to the extent permitted pursuant to Section 8.05; and

(d)                        the Permitted Sale-Leaseback Transactions.

8.10               Restricted Payments.
                    -------------------

(a) From and after the Effective Date, the Company shall not, and shall not suffer or permit any Subsidiary to, (x) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any voluntary prepayment of, the principal of the Convertible Debt or the Kaiser Note prior to the scheduled maturity thereof, (y) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of its capital stock, or purchase, redeem or (z) otherwise acquire for value any shares of its capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding (each, a "Restricted Payment") except so long as no Default or Event of Default shall have occurred and be continuing:

     (i) CII may expend up to $12,500,000 for purchases of CII Convertible Debt so long as such funds are internally generated by CII's Subsidiaries; or

     (ii) the Company or any Subsidiary may purchase CII Convertible Debt so long as the Company makes a dollar for dollar reduction of the Commitments for each dollar expended to purchase CII Convertible Debt from sources other than internally generated funds from CII's Subsidiaries; or

(iii) subject to the limitation in subsections 8.04 (d) and (e), the Company may advance funds to satisfy any Restricted Subsidiary's Regulatory Tangible Net Equity Requirement

notwithstanding the foregoing, (i) any Wholly-Owned Subsidiaries may declare and pay dividends to the Company and (ii) the Company may refinance the Convertible Debt or the Kaiser Note with equity securities or with Indebtedness so long as such replacement Indebtedness is issued by the same issuer and has interest rate, maturity, average life, collateral and subordination provisions no less favorable to the Company or the Banks than those of the Indebtedness so refinanced.

(b) The Company shall not, and shall not suffer or permit any Subsidiary to make any regularly scheduled payment of the principal of or interest on, or any other amount owing in respect of the Convertible Debt unless both before and after giving effect thereof, no Default or Event of Default shall have occurred and be continuing.

8.11 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to:

(a)  engage  in  a  prohibited   transaction   or  violation  of  the  fiduciary
responsibility rules with respect to any Plan which has resulted or could reasonably expected to result in liability of the Company in an aggregate amount in excess of $2,000,000; or

     (b) engage in a transaction that could be subject to Section 4069 or 4212(c) of ERISA.

8.12 Change in Business. The Company shall not, and shall not suffer or permit any Subsidiary to, engage in any material line of business other than the Health Care Business.

8.13 Accounting Changes. The Company shall not, and shall not suffer or permit any Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any Subsidiary.

     8.14 Financial Covenants. The Company shall not violate the financial covenants set forth on Schedule 8.14.

8.15 Limitation on Payment Restrictions Affecting Subsidiaries. Except as set forth in this Agreement or as set forth in the Sierra Military Receivables Financing, the Company shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create or suffer to exist or allow to become effective any consensual encumbrance or restriction on the ability of (i) any of the Subsidiaries of the Company to (a) declare and pay dividends on such Subsidiaries' stock or pay any obligation, liability or any Indebtedness owed to the Company or any of its other Subsidiaries, (b) make loans or advances to the Company or its other Subsidiaries or (c) transfer any of its properties or assets to the Company or any of its other Subsidiaries, or (ii) the Company or any of its Subsidiaries to receive or retain vis-a-vis the transferor any such amounts set forth in clauses (i)(a), (i)(b) or (i)(c) above, except for encumbrances or restrictions existing under or by reason of HMO Regulations and other applicable law.

8.16 Pledged Shares. From and after the Effective Date, the Company shall, and shall cause each of its Subsidiaries to, pledge to the Agent, for the benefit of the Banks, all of the shares of capital stock of each of their respective Non-Restricted Subsidiaries from time to time pursuant to the Security Agreement.

8.17 Cash Compensation of Senior Management. The Company shall not, and shall not suffer or permit any of its Subsidiaries, to pay or compensate, in cash, its senior management in amounts that are not consistent with current practices and levels.

                                                    ARTICLE IX

                                                EVENTS OF DEFAULT

     9.01 Event of Default. Any of the following shall constitute an "Event of Default":

(a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of or interest on any Loan or of any L/C Obligation, or (ii) within three days after the same becomes due, any fee or any other amount payable hereunder or under any other Loan Document; or

(b) Representation or Warranty. Any representation or warranty by the Company or any Subsidiary made or deemed made herein, in any other Loan Document, or which is contained in any certificate, document or financial or other statement by the Company, any Subsidiary, or any Responsible Officer, furnished at any time under this Agreement, or in or under any other Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

     (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Section 7.01, 7.02, 7.03, 7.09, 7.16 or 7.17 or in Article VIII; or

(d) Other Defaults. The Company fails to perform or observe any other term or covenant contained in this Agreement or any other Loan Document, and such default shall continue unremedied for a period of 20 days after the earlier of
(i) the date upon which a Responsible Officer had Actual Knowledge of such failure or (ii) the date upon which written notice thereof is given to the Company by the Agent or any Bank; or

(e) Cross-Default. The Company or any Subsidiary (A) fails to make any payment in respect of any Indebtedness or Contingent Obligation, having an aggregate principal amount of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise); or (B) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be declared to be due and payable prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

(f) Insolvency; Voluntary Proceedings. The Company or any Significant Subsidiary
(i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to itself; or (iv) takes any action to effectuate or authorize any of the foregoing; or

(g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the Company or any Significant Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of the Company's or any Significant Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) the Company or any Significant Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) the Company or any Significant Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

(h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of $2,000,000; the aggregate amount of Unfunded Pension Liability among all Pension Plans at any time exceeds $2,000,000; or (iii) the Company or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,000,000; or

(i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unvacated and unstayed pending appeal for a period of 10 days after the entry thereof; or

(j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

(k)              Change of Control.  There occurs any Change of Control; or
                 -----------------

(l) Loss of Licenses. Any HMO Regulator or any other Governmental Authority revokes or fails to renew any material license, permit or franchise of the Company or any Subsidiary, or the Company or any Subsidiary for any reason loses any material license, permit or franchise, or the Company or any Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any material license, permit or franchise; or

(m) HMO Event or Workers Compensation Event. An HMO Event shall have occurred and remain unremedied for the lesser of 30 days after the occurrence of such event or five days after the duration of any cure period imposed for the cure of such HMO Event by the HMO Regulator administering the pertinent HMO Regulations; or a Workers Compensation Event shall have occurred and remain unremedied for the lesser of 30 days after the occurrence of such event or five days after the duration of any cure period imposed for the cure of such Workers Compensation Event by the Workers Compensation Regulator administering the pertinent Workers Compensation Regulations; or

     (n) Prospective Premium Default. A Prospective Premium Default shall have occurred; or

     (o)  Adverse  Change.   There  occurs  a  Material   Adverse   Effect; or

(p) Invalidity of Subordination Provisions. The subordination provisions of the Convertible Debt is for any reason revoked or invalidated, or otherwise cease to be in full force and effect, or any Person contests in any manner (with a reasonable likelihood of success) the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or the Indebtedness hereunder is for any reason subordinated or does not have the priority contemplated by this Agreement or such subordination provisions.

9.02 Remedies. If any Event of Default occurs, the Agent shall, at the request of, or may, with the consent of, the Majority Banks,

(a) declare the commitment of each Bank to make Loans and participate in Letters of Credit and any obligation of the Issuing Bank to Issue Letters of Credit to be terminated, whereupon such Commitments and obligation shall be terminated;

(b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company; and

     (c) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in subsection
(f) or (g) of Section 9.01 (in the case of clause (i) of subsection (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of the Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Agent, the Issuing Bank or any Bank. Upon any acceleration of the Loans pursuant to the foregoing provisions, the Company shall deposit with the Agent cash collateral in an amount equal to the aggregate undrawn amount of all Letters of Credit then outstanding (the "Maximum Available Amount"); provided that in the event of any drawing under any Letter of Credit thereafter, the Agent shall use such cash collateral to reimburse such drawing and provided further that, in the event of any cancellation or expiration of any Letter of Credit, the Agent shall apply the difference between the Maximum Available Amount immediately prior to such cancellation or reduction, first, to the payment in full of any outstanding Obligations, and second, to the Company or to such other Person who may be lawfully entitled to receive such funds or as a court of competent jurisdiction may direct.

NOTWITHSTANDING THE FOREGOING, THE AGENT AND THE BANKS EXPRESSLY ACKNOWLEDGE AND AGREE THAT ANY TRANSFER OF THE PLEDGED SHARES, OR ANY EXERCISE OF CONTROL WITH RESPECT THERETO, IS SUBJECT TO, AND SHALL BE EFFECTED SOLELY IN COMPLIANCE WITH, APPLICABLE REGULATORY REQUIREMENTS; PROVIDED THAT THIS ACKNOWLEDGMENT AND AGREEMENT IS MADE SOLELY FOR THE BENEFIT OF APPLICABLE GOVERNMENTAL AND REGULATORY AUTHORITIES AND SHALL NOT BE CONSTRUED AS A COVENANT AS BETWEEN THE
AGENT AND THE BANKS, ON THE ONE HAND, AND THE COMPANY OR ANY OF ITS SUBSIDIARIES, ON THE OTHER HAND.

9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

                                                    ARTICLE X

                                                    THE AGENT

10.01                Appointment and Authorization; "Agent".
                    --------------------------------------

(a) Each Bank hereby irrevocably (subject to Section 10.09) appoints, designates and authorizes the Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere in this Agreement or in any other Loan Document, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Agent have or be deemed to have any fiduciary relationship with any Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" in this Agreement with reference to the Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The Issuing Bank shall act on behalf of the Banks with respect to any Letters of Credit Issued by it and the documents associated therewith until such time and except for so long as the Agent may agree at the request of the Majority Banks to act for such Issuing Bank with respect thereto; provided, however, that the Issuing Bank shall have all of the benefits and immunities (i) provided to the Agent in this Article X with respect to any acts taken or omissions suffered by the Issuing Bank in connection with Letters of Credit Issued by it or proposed to be Issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Agent", as used in this Article X, included the Issuing Bank with respect to such acts or omissions, and (ii) as additionally provided in this Agreement with respect to the Issuing Bank.

10.02 Delegation of Duties. The Agent may execute any of its duties under this
Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

10.03 Liability of Agent. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any Subsidiary or Affiliate of the Company, or any officer thereof, contained in this Agreement or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

10.04                Reliance by Agent.
                    -----------------

(a) The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Company), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Majority Banks as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Banks against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Majority Banks and such request and any action taken or failure to act pursuant thereto shall be binding upon all of the Banks.

(b) For purposes of  determining  compliance  with the  conditions  specified in
Section 5.01, each Bank that has executed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Agent to such Bank for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to the Bank.

10.05 Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent shall have received written notice from a Bank or the Company referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". The Agent will notify the Banks of its receipt of any such notice. The Agent shall take such action with respect to such Default or Event of Default as may be requested by the Majority Banks in accordance with Article IX; provided, however, that unless and until the Agent has received any such request, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Banks.

10.06 Credit Decision. Each Bank acknowledges that none of the Agent-Related Persons has made any representation or warranty to it, and that no act by the Agent hereinafter taken, including any review of the affairs of the Company and its Subsidiaries, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Company and its Subsidiaries, and all applicable bank regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Company hereunder. Each Bank also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Company. Except for notices, reports and other documents expressly herein required to be furnished to the Banks by the Agent, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Company which may come into the possession of any of the Agent-Related Persons.

10.07 Indemnification of Agent. Whether or not the transactions contemplated hereby are consummated, the Banks shall indemnify upon demand the Agent-Related Persons (to the extent not reimbursed by or on behalf of the Company and without limiting the obligation of the Company to do so), pro rata, from and against any and all Indemnified Liabilities; provided, however, that no Bank shall be liable for the payment to the Agent-Related Persons of any portion of such Indemnified Liabilities resulting from such Person's gross negligence or willful misconduct. Without limitation of the foregoing, each Bank shall reimburse the Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Agent is not reimbursed for such expenses by or on behalf of the Company. The undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of the Agent.

10.08 Agent in Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company and its Subsidiaries and Affiliates as though Bank of America were not the Agent or the Issuing Bank hereunder and without notice to or consent of the Banks. The Banks acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Company or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company or such Subsidiary) and acknowledge that the Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Bank and may exercise the same as though it were not the Agent or the Issuing Bank.

10.09 Successor Agent. The Agent may, and at the request of the Majority Banks shall, resign as Agent upon 30 days' notice to the Banks. If the Agent resigns under this Agreement, the Majority Banks shall appoint from among the Banks a successor agent for the Banks. If no successor agent is appointed prior to the effective date of the resignation of the Agent, the Agent may appoint, after consulting with the Banks and the Company, a successor agent from among the Banks. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall succeed to all the rights, powers and duties of the retiring Agent and the term "Agent" shall mean such successor agent and the retiring Agent's appointment, powers and duties as Agent shall be terminated. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article X and Sections 11.04 and 11.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement. If no successor agent has accepted appointment as Agent by the date which is 30 days following a retiring Agent's notice of resignation, the retiring Agent's resignation shall nevertheless thereupon become effective and the Banks shall perform all of the duties of the Agent hereunder until such time, if any, as the Majority Banks appoint a successor agent as provided for above. Notwithstanding the foregoing, however, Bank of America may not be removed as the Agent at the request of the Majority Banks unless Bank of America shall also simultaneously be replaced as "Issuing Bank" hereunder pursuant to documentation in form and substance reasonably satisfactory to Bank of America.

10.10               Withholding Tax.
                    ---------------

(a) If any Bank is a "foreign corporation, partnership or trust" within the meaning of the Code and such Bank claims exemption from, or a reduction of, U.S. withholding tax under Sections 1441 or 1442 of the Code, such Bank agrees with and in favor of the Agent and the Company, to deliver to the Agent:

(i) if such Bank claims an exemption from, or a reduction of, withholding tax under a United States tax treaty, two properly completed and executed copies of IRS Form 1001 before the payment of any interest in the first calendar year and before the payment of any interest in each third succeeding calendar year during which interest may be paid under this Agreement;

(ii) if such Bank claims that interest paid under this Agreement is exempt from United States withholding tax because it is effectively connected with a United States trade or business of such Bank, two properly completed and executed copies of IRS Form 4224 before the payment of any interest is due in the first taxable year of such Bank and in each succeeding taxable year of such Bank during which interest may be paid under this Agreement; and

(iii) to the extent it is legally able to do so, such other form or forms as may be required under the Code or other laws of the United States as a condition to exemption from, or reduction of, United States withholding tax.

Such Bank agrees to promptly notify the Agent and the Company of any change in circumstances which would modify or render invalid any claimed exemption or reduction.

(b) If any Bank claims exemption from, or reduction of, withholding tax under a United States tax treaty by providing IRS Form 1001 and such Bank sells, assigns, grants a participation in, or otherwise transfers all or part of the Obligations of the Company to such Bank, such Bank agrees to notify the Agent of the percentage amount in which it is no longer the beneficial owner of Obligations of the Company to such Bank. To the extent of such percentage amount, the Agent will treat such Bank's IRS Form 1001 as no longer valid.

(c) If any Bank claiming exemption from United States withholding tax by filing IRS Form 4224 with the Agent grants a participation in all or part of the Obligations of the Company to such originating Bank, such originating Bank agrees to undertake sole responsibility for complying with the withholding tax requirements imposed by Sections 1441 and 1442 of the Code with respect to its participant.

(d) If any Bank is entitled to a reduction in the applicable withholding tax, the Agent may withhold from any interest payment to such Bank an amount equivalent to the applicable withholding tax after taking into account such reduction. However, if the forms or other documentation required by subsection
(a) of this Section are not delivered to the Agent, then the Agent may withhold from any interest payment to such Bank not providing such forms or other documentation an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

(e) If the IRS or any other Governmental Authority of the United States or other jurisdiction asserts a claim that the Agent or the Company did not properly withhold tax from amounts paid to or for the account of any Bank (because such Bank failed to notify the Agent of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective) such Bank shall indemnify the Agent and the Company fully for all amounts paid, directly or indirectly, by the Agent or the Company as tax or otherwise, including penalties and interest, and including any taxes imposed by any jurisdiction on the amounts payable to the Agent under this Section, together with all costs and expenses (including Attorney Costs). The obligation of the Banks under this subsection shall survive the payment of all Obligations and the resignation or replacement of the Agent.

10.11               Concerning the Collateral.
                    -------------------------

(a) Each Bank and the Issuing Bank authorizes and directs Bank of America to act as Agent and to enter into the Loan Documents relating to the Collateral for the benefit of the Banks and the Issuing Bank and agrees to be bound by the terms and conditions thereof as if a party thereto. Each Bank and the Issuing Bank agrees that any action taken by the Agent and the Majority Banks (or, where required by the express terms hereof, a different proportion of the Banks) in accordance with the provisions hereof or of the other Loan Documents, and the exercise by the Agent and the Majority Banks (or, where so required, such different proportion) of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Banks and the Issuing Bank.

(b) The Issuing Bank and the Banks hereby direct the Agent to release, in accordance with the terms hereof and the terms of the Loan Documents, any Lien held by the Agent for the benefit of the Agent, the Banks and the Issuing Bank under the Loan Documents:

     (i) against all of the Collateral, upon final and indefeasible payment in full of the Obligations under the Loan Documents and termination of this Agreement; and

(ii) so long as no Default or Event of Default has occurred and is continuing against any part of the Collateral sold or disposed of by Borrower or any of its Subsidiaries to the extent such sale or disposition is a Permitted Sale-Leaseback Transaction or is otherwise permitted hereunder.

provided, however, that (y) the Agent shall not be required to execute any such document on terms which, in its opinion, would expose it to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (z) such release shall not in any manner discharge, affect or impair the Obligations under the Loan Documents or any Liens upon (or obligations of the Company or any of its Subsidiaries in respect of) all interests retained by the Company and/or any of its Subsidiaries, including (without limitation) the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

10.12 Syndication Agent. The Bank identified on the facing page or signature pages of this Agreement as the "syndication agent" shall not have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, the Bank so identified as the "syndication agent" shall not have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on the Bank so identified in deciding to enter into this Agreement or in taking or not taking any action hereunder.

                                                    ARTICLE XI

                                                  MISCELLANEOUS

11.01 Amendments and Waivers. No amendment or waiver of any provision of this
Agreement or any other Loan Document, and no consent with respect to any departure by the Company therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Agent at the written request of the Majority Banks) and the Company and acknowledged by the Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Agent, do any of the following:

     (a) increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02);

(b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document, or postpone or delay any date set forth in Section 2.06(b) for the reduction of the Commitments;

(c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iii) below) any fees or other amounts payable hereunder or under any other Loan Document;

     (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder;

     (e) amend this Section, or Section 2.12, or any provision herein providing for consent or other action by all Banks; or

     (f) release any portion of the Pledged Collateral except as otherwise provided in Section 10.11;

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (ii) no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Agent under this Agreement or any other Loan Document, and (iii) the Fee Letters may be amended, or rights or privileges thereunder waived, in a writing executed by the parties thereto.

11.02                Notices.
                    -------

(a) All notices, requests, consents, approvals, waivers and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on Schedule 11.02, and (ii) shall be followed promptly by delivery of a hard copy original thereof) and mailed, faxed or delivered, to the address or facsimile number specified for notices on Schedule 11.02; or, as directed to the Company or the Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Agent.

(b) All such notices, requests and communications shall, when transmitted by overnight delivery, or faxed, be effective when delivered for overnight (next-day) delivery, or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X to the Agent shall not be effective until actually received by the Agent, and notices pursuant to Article III to the Issuing Bank shall not be effective until actually received by the Issuing Bank at the address specified for the "Issuing Bank" on the applicable signature page hereof.

(c) Any agreement of the Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company and the Pledgor Subsidiaries. The Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company or any Pledgor Subsidiary to give such notice and the Agent and the Banks shall not have any liability to the Company, any Pledgor subsidiary or other Person on account of any action taken or not taken by the Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Agent and the Banks of a confirmation which is at variance with the terms understood by the Agent and the Banks to be contained in the telephonic or facsimile notice.

11.03 No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

11.04                Costs and Expenses.  The Company shall:
                    ------------------

(a) whether or not the transactions contemplated hereby are consummated, pay or reimburse Bank of America (including in its capacity as Agent and Issuing Bank) within five Business Days after demand (subject to subsection 5.01(e)) for all reasonable costs and expenses incurred by Bank of America (including in its capacity as Agent and Issuing Bank) in connection with the development, preparation,  delivery,  administration  and  execution  of, and any  amendment, supplement, waiver or modification to (in each case, whether or not consummated), this Agreement, any Loan Document and any other documents prepared in connection herewith or therewith, and the consummation of the transactions contemplated hereby and thereby, including reasonable Attorney Costs incurred by or on behalf of Bank of America (including in its capacity as Agent and Issuing
Bank) with respect thereto; and

(b) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to subsection 5.01(g)) for all reasonable costs and expenses (including Attorney Costs) incurred by them in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or any other Loan Document during the existence of an Event of Default or after acceleration of the Loans (including in connection with any "workout" or restructuring regarding the Loans, and including in any Insolvency Proceeding or appellate proceeding).

(c) pay or reimburse the Agent and each Bank within five Business Days after demand (subject to Section 5.01(g)) for all reasonable costs and expenses of all professionals retained by the Agent, the Lenders and legal counsel.

Without limitation of the foregoing, the Company shall pay or reimburse the Agent within 5 Business Days after demand for all reasonable costs and expenses incurred by E&Y Restructuring LLC, consultants retained by the Agent's counsel, in connection with this Agreement and all reasonable Attorney Costs incurred by or on behalf of the Agent in connection with this Agreement.

11.05  Company  Indemnification.  Whether  or not the  transactions contemplated
hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, and each Bank and each of its respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including of experts and agents and Attorney Costs which all shall be paid upon demand by the Agent) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Letters of Credit and the termination, resignation or replacement of the Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of: this Agreement, the Pledge Agreements or any document contemplated by or referred to herein; the administration of the Loan Documents; the custody, preservation, use or operation of or the sale of, collection from, or other realization upon, any of the Collateral; the exercise or enforcement of any of the rights of the Agent under the Pledge Agreements or any other Loan Document; the failure by the Company to perform or observe any of the provisions of the Pledge Agreements or any other Loan Document; the transactions contemplated hereby; or any other action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of this Agreement or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided, that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

11.06 Payments Set Aside. To the extent that the Company makes a payment to the
Agent or the Banks, or the Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Agent upon demand its pro rata share of any amount so recovered from or repaid by the Agent.

11.07 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Company may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Agent and each Bank.

11.08                Assignments, Participations, etc.
                    --------------------------------

(a) Any Bank may, with the written consent of the Agent and the Issuing Bank, which consents shall not be unreasonably withheld, at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Agent or the Issuing Bank shall be required in connection with any assignment and delegation by a Bank to an Eligible Assignee that is an Affiliate of such Bank) (each an "Assignee") all, or any ratable part of all, of the Loans, the Commitments, the L/C Obligations and the other rights and obligations of such Bank hereunder, in a minimum amount of $5,000,000; provided, however, that after giving effect thereto, such Bank shall either retain a Commitment in a minimum amount of $5,000,000 or have no ongoing Commitment and provided further that the Company and the Agent may continue to deal solely and directly with such Bank in connection with the interest so assigned to an Assignee until
(i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Company and the Agent by such Bank and the Assignee; (ii) such Bank and its Assignee shall have delivered to the Company and the Agent an Assignment and Acceptance in the form of Exhibit E ("Assignment and Acceptance") together with any Note or Notes subject to such assignment and (iii) the assignor Bank or Assignee has paid to the Agent a processing fee in the amount of $3,500.

(b) From and after the date that the Agent notifies the assignor Bank that it has received (and provided its consent with respect to) an executed Assignment and Acceptance and payment of the above-referenced processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of a Bank under the Loan Documents, and (ii) the assignor Bank shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under the Loan Documents.

(c) Within five Business Days after its receipt of notice by the Agent that it has received an executed Assignment and Acceptance and payment of the processing fee, (and provided that it consents to such assignment in accordance with subsection 11.08(a)), the Company shall execute and deliver to the Agent, new Notes evidencing such Assignee's assigned Loans and Commitment and, if the assignor Bank has retained a portion of its Loans and its Commitment, replacement Notes in the principal amount of the Loans retained by the assignor Bank (such Nots to be in exchange for, but not in payment of, the Notes held by such Bank). Immediately upon each Assignee's making its processing fee payment under the Assignment and Acceptance, this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Commitments arising therefrom. The Commitment allocated to each Assignee shall reduce such Commitments of the assigning Bank pro tanto.

(d) Any Bank may at any time sell to one or more commercial banks or other Persons not Affiliates of the Company (a "Participant") participating interests in any Loans, the Commitment of that Bank and the other interests of that Bank (the "originating Bank") hereunder and under the other Loan Documents; provided, however, that (i) the originating Bank's obligations under this Agreement shall remain unchanged, (ii) the originating Bank shall remain solely responsible for the performance of such obligations, (iii) the Company, the Issuing Bank and the Agent shall continue to deal solely and directly with the originating Bank in connection with the originating Bank's rights and obligations under this Agreement and the other Loan Documents, and (iv) no Bank shall transfer or grant any participating interest under which the Participant has rights to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment, consent or waiver would require unanimous consent of the Banks as described in the first proviso to Section 11.01. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 4.01, 4.03 and 11.05 as though it were also a Bank hereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Bank under this Agreement.

(e) Notwithstanding any other provision in this Agreement, any Bank may at any time create a security interest in, or pledge, all or any portion of its rights under and interest in this Agreement and the Note held by it in favor of any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR ss.203.14, and such Federal Reserve Bank may enforce such pledge or security interest in any manner permitted under applicable law.

11.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Bank agrees promptly to notify the Company and the Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

11.10 Automatic Debits of Fees. With respect to any commitment fee, arrangement fee, letter of credit fee or other fee, or any other cost or expense (including Attorney Costs) due and payable to the Agent, the Issuing Bank, the Arranger or the Banks under the Loan Documents, the Company hereby irrevocably authorizes Bank of America to debit any deposit account of the Company with Bank of America in an amount such that the aggregate amount debited from all such deposit accounts does not exceed such fee or other cost or expense. If there are insufficient funds in such deposit accounts to cover the amount of the fee or other cost or expense then due, such debits will be reversed (in whole or in part, in Bank of America's sole discretion) and such amount not debited shall be deemed to be unpaid. No such debit under this Section shall be deemed a set-off.

11.11 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Agent shall reasonably request.

11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

11.13 Severability. Wherever possible each provision of this Agreement, the Pledge Agreements or any other instrument agreement required hereunder shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement, the Pledge Agreements or any other instrument or agreement required hereunder shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of such agreement or instrument.

11.14 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

11.15               Governing Law and Jurisdiction.
                    ------------------------------

(a) THIS AGREEMENT, THE PLEDGE AGREEMENTS AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF CALIFORNIA EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF ANY SECURITY INTERESTS OR REMEDIES UNDER ANY LOAN DOCUMENTS ARE GOVERNED BY THE LAWS OF A STATE OTHER THAN CALIFORNIA; PROVIDED THAT THE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(b) ANY LEGAL ACTION, PROCEEDING OR LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, THE PLEDGE AGREEMENTS OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE AGENT, THE BANKS OR THE COMPANY MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF CALIFORNIA OR IN THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. BY THE EXECUTION AND DELIVERY OF THIS AGREEMENT OR THE PLEDGE AGREEMENTS, EACH OF THE COMPANY, THE BANKS AND THE AGENT HEREBY CONSENTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY AND EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF CALIFORNIA AND OF THE UNITED STATES DISTRICT COURT FOR THE CENTRAL DISTRICT OF CALIFORNIA FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE AGENT, THE BANKS AND THE COMPANY FURTHER IRREVOCABLY CONSENT TO THE SERVICE OF PROCESS BY ANY MEANS PERMITTED BY CALIFORNIA LAW INCLUDING BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF CALIFORNIA. THE AGENT, THE BANKS AND THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH THEY MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE AGENT, THE BANKS AND THE COMPANY HAVE OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO THEM OR THEIR PROPERTY, THE AGENT, THE BANKS AND THE COMPANY HEREBY IRREVOCABLY WAIVE SUCH IMMUNITY IN RESPECT OF THEIR OBLIGATIONS UNDER THIS AGREEMENT, THE PLEDGE AGREEMENTS AND THE OTHER LOAN DOCUMENTS.

11.16 Waiver of Jury Trial. THE COMPANY, THE BANKS AND THE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE PLEDGE AGREEMENTS, THE OTHER LOAN DOCUMENTS, ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE COMPANY, THE PLEDGOR SUBSIDIARIES, THE BANKS OR THE AGENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS AND THE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE PLEDGE AGREEMENTS, OR THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, THE PLEDGE AGREEMENTS, AND THE OTHER LOAN DOCUMENTS. THE COMPANY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE BANKS ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

11.17 Entire Agreement. This Agreement, together with the Pledge Agreements and the other Loan Documents, embodies the entire agreement and understanding among the Company, the Pledgor Subsidiaries, the Banks and the Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

11.18 Amendment and Restatement. This Agreement amends and restates the Existing Credit Agreement, and all loans and commitments outstanding under the Existing Credit Agreement and made by a Lender under this Agreement shall be deemed Loans and Commitments outstanding under this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered in Los Angeles, California by their proper and duly authorized officers as of the day and year first above written.

                                   SIERRA HEALTH SERVICES, INC.


                                   By:______________________________
                                   Name:____________________________
                                   Title:___________________________

                                 BANK OF AMERICA, N.A., as Administrative Agent


                                 By:______________________________
                                 Name:____________________________
                                 Title:___________________________



                              BANK OF AMERICA, N.A., as a Bank and Issuing Bank


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                              FIRST UNION NATIONAL BANK, as a Bank


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                              CREDIT LYONNAIS NEW YORK BRANCH, as a Bank


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                              BANK ONE, NA, as a Bank


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                              WELLS FARGO BANK, N.A., as a Bank


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                              UNION BANK OF CALIFORNIA, N.A., as a Bank


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                              DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLANDS BRANCHES, as a Bank


                              By:______________________________
                              Name:____________________________
                              Title:___________________________


                              By:______________________________
                              Name:____________________________
                              Title:___________________________

                                  SCHEDULE 1.01

                            REAL PROPERTY COLLATERAL

Southwest Medical Associates, Inc.

2300 West Charleston Boulevard, Las Vegas, Nevada
2450 West Charleston Boulevard, Las Vegas, Nevada
888 South Rancho Drive, Las Vegas, Nevada

Sierra Health Services, Inc.

2724 North Tenaya Way, Las Vegas, Nevada
2704 and 2708 North Tenaya Way, Las Vegas, Nevada
650 North Nellis Boulevard, Las Vegas, Nevada
6330 West Flamingo Street, Las Vegas, Nevada
4475 South Eastern Avenue, Las Vegas, Nevada

2716 North Tenaya Way Limited Partnership

2716 North Tenaya Way, Las Vegas, Nevada

                                  SCHEDULE 2.01

                         COMMITMENTS AND PRO RATA SHARES

Bank

                                     Commitment           Pro Rata Share

Bank of America, N.A.                $46,250,000               25%

First Union National Bank            $37,000,000               20%

Deutsche Bank AG, New York

and/or Cayman Island Branches        $27,750,000               15%

Credit Lyonnais

New York Branch                      $18,500,000               10%

Bank One, N.A.                       $18,500,000                10%

Wells Fargo Bank, N.A.               $18,500,000               10%

Union Bank of California, N.A.       $18,500,000                10%

          TOTAL                     $185,000,000               100%

                                  SCHEDULE 2.06

                                    FORMULA FOR CALCULATION OF EXCESS CASH FLOW

Excess Cash Flow shall be calculated in April of each year, commencing April 2001, based on the Company's audited financial information for the previous year and such calculation shall be accompanied by a report from the Company's independent accountants stating that nothing has come to their attention that would lead them to believe that Excess Cash Flow was not calculated in accordance with the terms of the Credit Agreement. Excess cash flow will be calculated in accordance with the following terms and in accordance with GAAP to the extent applicable:

                                  SCHEDULE 2.07

                                  PRICING GRID

     If, as of the end of any fiscal quarter ending on or after December 31, 2001, the Company shall deliver to the Agent financial statements of the Company, together with an agreed upon procedures report to the Banks prepared in accordance with standards established by the American Institute of Certified Public Accountants from the Company's independent accountants and reasonably acceptable, that recalculated management's assertion that the Leverage Ratio was less than 3.00 to 1.00 and the Interest Coverage Ratio was greater than 2.50 to
1.00 as of such fiscal quarter end, the interest rate otherwise payable by the Company hereunder for the following fiscal quarter shall be reduced by 0.50%.

     If, as of the end of any fiscal quarter ending on or after December 31, 2001, the Company shall deliver to the Agent financial statements of the Company, together with an agreed upon procedures report to the Banks prepared in accordance with standards established by the American Institute of Certified Public Accountants from the Company's independent accountants and reasonably acceptable, that recalculated management's assertion that the Leverage Ratio was less than 2.50 to 1.00 and the Interest Coverage Ratio was greater than 3.50 to
1.00 as of such fiscal quarter end, the interest rate otherwise payable by the Company hereunder for the following fiscal quarter shall be reduced by an additional 0.50% (which after giving effect to the reduction specified in the preceding paragraph, will result in a 1.00% reduction in the aggregate).

                                  SCHEDULE 7.01

                                  SCHEDULE 8.14

                                                FINANCIAL COVENANTS

Capital Expenditures.
--------------------

     (a) During each fiscal year set forth below, the Company shall not, nor shall it permit any Subsidiary to make or become legally obligated to make any Capital Expenditures in the following years, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Subsidiaries, the amount set forth opposite such fiscal year:

                   Fiscal Year                        Amount

                   2001                          $18,000,000
                   2002                          $16,000,000
                   2003                          $17,000,000

     (b) During each fiscal year set forth below, the Company shall not, nor shall it permit any Non-Restricted Subsidiary to make or become legally obligated to make any Capital Expenditures in the following years, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Company and its Non-Restricted Subsidiaries, the amount set forth opposite such fiscal year:

                  Fiscal Year                        Amount

                  2001                            $8,000,000
                  2002                            $12,000,000
                  2003                            $13,000,000

     (c) During each fiscal year set forth below, the Company shall not permit any Restricted Subsidiary to make or become legally obligated to make any Capital Expenditures in the following years, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Restricted Subsidiaries, the amount set forth opposite such fiscal year:

                 Fiscal Year                        Amount

                 2001                             $10,000,000
                 2002                             $4,000,000
                 2003                             $4,000,000


     (d) To the extent the amount of Capital Expenditures permitted by the preceding paragraphs (a), (b) or (c) for any period (without regard to any carry-over from a prior year pursuant to this paragraph) is in excess of the actual amount of Capital Expenditures for such period, the amount of permitted Capital Expenditures during the immediately succeeding fiscal year only, shall be increased by the lesser of (i) the amount of such excess and (ii) the amount equal to 20% of the amount of Capital Expenditures permitted by such paragraphs
(a), (b) or (c), as the case may be, (without regard to any carry-over from a prior year pursuant to this paragraph) for the period with respect to which such excess exists.

     Interest Coverage Ratio. The Company shall not permit the Interest ----------------------- Coverage Ratio as of the end of any fiscal quarter of the Company to be less than the ratio set forth below opposite such fiscal quarter:

     (a) Prior to the reduction of the Commitments to $135,000,000 primarily from the Net Proceeds from a Permitted Sale-Leaseback Transaction,

                                                     Minimum Interest

         Fiscal Quarter Ending                       Coverage Ratio
         ---------------------                       --------------
         December 31, 2000                           1.41 to 1.00
         March 31, 2001                              1.55 to 1.00
         June 30, 2001                               1.71 to 1.00
         September 30, 2001                          1.68 to 1.00
         December 31, 2001                           1.94 to 1.00
         March 31, 2002                              1.95 to 1.00
         June 30, 2002                               2.03 to 1.00
         September 30, 2002                          2.09 to 1.00
         December 31, 2002                           2.19 to 1.00
         March 31, 2003                              2.31 to 1.00
         June 30, 2003                               2.42 to 1.00
         September 30, 2003                          2.56 to 1.00

     (b) After the reduction of the Commitments to $135,000,000 primarily from the Net Proceeds from a Permitted Sale-Leaseback Transaction,

                                                     Minimum Interest

         Fiscal Quarter Ending                       Coverage Ratio
         ---------------------                       --------------
         December 31, 2000                           1.41 to 1.00
         March 31, 2001                              1.55 to 1.00
         June 30, 2001                               1.78 to 1.00
         September 30, 2001                          1.82 to 1.00
         December 31, 2001                           2.36 to 1.00
         March 31, 2002                              2.56 to 1.00
         June 30, 2002                               2.71 to 1.00
         September 30, 2002                          2.82 to 1.00
         December 31, 2002                           3.00 to 1.00
         March 31, 2003                              3.21 to 1.00
         June 30, 2003                               3.42 to 1.00
         September 30, 2003                          3.67 to 1.00

     Fixed Charge Coverage Ratio. The Company shall not permit the Fixed --------------------------- Charge Coverage Ratio as of the end of any fiscal quarter of the Company to be less than the ratio set forth below opposite such fiscal quarter:

     (a) Prior to the reduction of the Commitments to $135,000,000 primarily from the Net Proceeds from a Permitted Sale-Leaseback Transaction,

                                                    Minimum Fixed

         Fiscal Quarter Ending                      Charge Coverage Ratio
         ---------------------                      ---------------------
         December 31, 2000                           1.41 to 1.00
         March 31, 2001                              1.53 to 1.00
         June 30, 2001                               1.26 to 1.00
         September 30, 2001                          1.26 to 1.00
         December 31, 2001                           1.68 to 1.00
         March 31, 2002                              1.72 to 1.00
         June 30, 2002                               1.59 to 1.00
         September 30, 2002                          1.64 to 1.00
         December 31, 2002                           1.56 to 1.00
         March 31, 2003                              1.64 to 1.00
         June 30, 2003                               1.53 to 1.00
         September 30, 2003                          1.61 to 1.00

     (b) After the reduction of the Commitments to $135,000,000 primarily from the Net Proceeds from a Permitted Sale-Leaseback Transaction,

                                                     Minimum Fixed

         Fiscal Quarter Ending                       Charge Coverage Ratio
         ---------------------                       ---------------------
         December 31, 2000                           1.41 to 1.00
         March 31, 2001                              1.53 to 1.00
         June 30, 2001                               1.40 to 1.00
         September 30, 2001                          1.58 to 1.00
         December 31, 2001                           2.37 to 1.00
         March 31, 2002                              2.72 to 1.00
         June 30, 2002                               2.36 to 1.00
         September 30, 2002                          2.45 to 1.00
         December 31, 2002                           2.24 to 1.00
         March 31, 2003                              2.35 to 1.00
         June 30, 2003                               2.11 to 1.00
         September 30, 2003                          2.22 to 1.00

                                          Minimum Non-Restricted EBITDA.
                                          -----------------------------

     The Company shall not permit Non-Restricted EBITDA as of the end of any fiscal quarter to be less than the amount set forth below opposite such fiscal quarter:

     (a) Prior to the reduction of the Commitments to $135,000,000 primarily from the Net Proceeds from a Permitted Sale-Leaseback Transaction,

                                                    Minimum

         Fiscal Quarter Ending                      Non-Restricted EBITDA
         ---------------------                      ---------------------
         December 31, 2000                          $31,000,000
         March 31, 2001                              $35,000,000
         June 30, 2001                               $41,000,000
         September 30, 2001                          $42,000,000
         December 31, 2001                           $42,000,000
         March 31, 2002                              $45,000,000
         June 30, 2002                               $46,000,000
         September 30, 2002                          $47,000,000
         December 31, 2002                           $49,000,000
         March 31, 2003                              $50,000,000
         June 30, 2003                               $52,000,000
         September 30, 2003                          $54,000,000

     (b) After the reduction of the Commitments to $135,000,000 primarily from the Net Proceeds from a Permitted Sale-Leaseback Transaction,

                                                     Minimum

         Fiscal Quarter Ending                       Non-Restricted EBITDA
         ---------------------                       ---------------------
         December 31, 2000                           $31,000,000
         March 31, 2001                              $35,000,000
         June 30, 2001                               $38,000,000
         September 30, 2001                          $36,000,000
         December 31, 2001                           $34,000,000
         March 31, 2002                              $34,000,000
         June 30, 2002                               $36,000,000
         September 30, 2002                          $37,000,000
         December 31, 2002                           $38,000,000
         March 31, 2003                              $40,000,000
         June 30, 2003                               $41,000,000
         September 30, 2003                          $43,000,000

     Leverage Ratio. The Company shall not permit the Leverage Ratio as of the end of any fiscal quarter of the Company to be greater than the ratio set forth below opposite such fiscal quarter:

     (a) Prior to the reduction of the Commitments to $135,000,000 primarily from the Net Proceeds from a Permitted Sale-Leaseback Transaction,

                                                     Maximum

         Fiscal Quarter Ending                       Leverage Ratio
         ---------------------                       --------------
         December 31, 2000                           5.9 to 1.00
         March 31, 2001                              5.3 to 1.00
         June 30, 2001                               4.5 to 1.00
         September 30, 2001                          4.4 to 1.00
         December 31, 2001                           4.3 to 1.00
         March 31, 2002                              4.0 to 1.00
         June 30, 2002                               3.8 to 1.00
         September 30, 2002                          3.7 to 1.00
         December 31, 2002                           3.4 to 1.00
         March 31, 2003                              3.3 to 1.00
         June 30, 2003                               3.0 to 1.00
         September 30, 2003                          2.9 to 1.00

     (b) After the reduction of the Commitments to $135,000,000 primarily from the Net Proceeds from a Permitted Sale-Leaseback Transaction,

                                                     Maximum

         Fiscal Quarter Ending                       Leverage Ratio
         ---------------------                       --------------
         December 31, 2000                           5.9 to 1.00
         March 31, 2001                              3.9 to 1.00
         June 30, 2001                               3.4 to 1.00
         September 30, 2001                          3.6 to 1.00
         December 31, 2001                           3.7 to 1.00
         March 31, 2002                              3.7 to 1.00
         June 30, 2002                               3.4 to 1.00
         September 30, 2002                          3.3 to 1.00
         December 31, 2002                           3.0 to 1.00
         March 31, 2003                              2.9 to 1.00
         June 30, 2003                               2.6 to 1.00
         September 30, 2003                          2.5 to 1.00

                            Medical Loss Ratio and Specialty Combined Ratio.
                            -----------------------------------------------

     (a) The Company shall not permit the Specialty Combined Ratio of CIIC as of the end of any fiscal quarter in any fiscal year to exceed the ratio set forth below opposite such fiscal year:

                                                     Maximum Specialty

                  Fiscal Year                        Combined Ratio

                  2001                                        1.17 to 1.00
                  2002                                        1.15 to 1.00
                  2003                                        1.15 to 1.00

     (b) The Company shall not permit the Medical Loss Ratio of the Subsidiaries set forth below as of the end of any fiscal quarter in any fiscal year to exceed the ratio set forth below opposite such fiscal year:

                             (i)      Health Plan of Nevada

                                                    Maximum Medical

                  Fiscal Year                        Loss Ratio

                  2001                                        0.90 to 1.00
                  2002                                        0.90 to 1.00
                  2003                                        0.90 to 1.00

                             (ii)     Sierra Health & Life Insurance Co. Inc.

                                                    Maximum Medical

                 Fiscal Year                        Loss Ratio

                 2001 (Q1-Q2)                       0.91 to 1.00
                 2001 (Q3-Q4)                       0.90 to 1.00
                 2002                               0.89 to 1.00
                 2003                               0.88 to 1.00

                           (iii) Texas Health Choice

                                                  Maximum Medical

                 Fiscal Year                        Loss Ratio

                 2001     (Q1-Q2)                   1.00 to 1.00
                 2001     (Q3-Q4)                   0.95 to 1.00
                 2002                               0.94 to 1.00
                 2003                               0.93 to 1.00

                                 SCHEDULE 11.02

                                LENDING OFFICES,

                              ADDRESSES FOR NOTICES

BANK OF AMERICA, N.A.,
---------------------
                                                     as Administrative Agent

Notices (other than Extensions of Credit):

Bank of America, N.A.
CA9-706-11-03
555 South Flower Street, 11th Floor
Los Angeles, CA 90071

Attention:                                           David Price

                                                 Telephone: 213/228-5061
                                                 Facsimile: 415/503-5011

AGENT'S PAYMENT OFFICE:
----------------------

Notices for Extensions of Credit:

Bank of America, N.A.
101 North Tryon Street, NC1-001-15-04
Charlotte, NC  28255

Attention:                                           Tammie M. Wind
                                                 Telephone: 704/388-3918
                                                 Facsimile: 704/409-0016

BANK OF AMERICA, N.A.,
---------------------
                                                     as a Bank

Lending Office:

Bank of America, N.A.
101 North Tryon Street, NC1-001-15-04
Charlotte, NC  28255

Attention:                                           Tammie M. Wind
                                                 Telephone: 704/388-3918
                                                 Facsimile: 704/409-0016

Notices (other than Borrowing notices):

Bank of America, N.A.
555 South Flower Street, 11th Floor

Los Angeles, CA 90071

Attention:                                           Clara Strand

                                                 Telephone: 213/228-6400
                                                 Facsimile: 213/228-6003

FIRST UNION NATIONAL BANK

Lending Office:

One First Union Center
Charlotte, North Carolina 28288

Attention:                                           Adelina Hoke

                                                 Telephone: 704/715-1466
                                                 Facsimile: 704/383-6249

with a copy of all Notices (other
than Borrowing Notices):

First Union Securities, Inc.
301 S. College Street, TW-5
Special Situations Group, NC-0737
Charlotte, NC 28288

Attention:                                           Matt MacIver

                                                 Telephone: 704/374-4187
                                                 Facsimile: 704/383-6249

DEUTSCHE BANK AG,

New York and/or Cayman Islands Branches

Lending Office:

Operations:
Richard Agnolet
Deutsche Bank AG
New York Branch
31 W. 52nd Street
New York, NY 10019
Telephone:  212/469-4113
Facsimile:  212/469-4138

Business/Credit Matters

Sonali Khanna
Deutsche Bank

130 Liberty Street, 27th Floor
New York, NY 10006
Telephone:  212/250-1709
Facsimile:  212/250-7218


CREDIT LYONNAIS NEW YORK BRANCH

Lending Office:

1301 Avenue of the Americas
New York, New York 10019

Attention:                                           Kenia A. Perez
                                                Telephone: 212/261-7788
                                                Facsimile: 212/261-3440

with a copy to:

Attention:                                           Charles Heidsieck
                           Telephone:  212/261-7380
                           Facsimile:  212/261-3440

BANK ONE, N.A.

Lending Office:

One First National Plaza
Chicago, Illinois 60670

Attention:                                           Ken Fecko
                                                Telephone: 312/732-4616
                                                Facsimile: 312/732-4303

with a copy to:

201 N. Central Dept. AZ1-1283
Phoenix, AZ 85004

Attention:                                           Bonnie Wilson
                           Telephone:  602/221-2049
                           Facsimile:  602/221-1119

WELLS FARGO BANK, N.A.

Lending Office:

3300 West Sahara Avenue
Las Vegas, Nevada 89102

Attention:                                           Sue Norton

                                                Telephone: 702/765-3180
                                                Facsimile: 702/765-3888

with a copy to:

333 South Grand Avenue, Suite 940
Los Angeles, CA  90071

Attention:                                           Ernie J. Pinder
                           Telephone:  213/253-6803
                           Facsimile:  213/253-5913

UNION BANK OF CALIFORNIA, N.A.

Lending Office:

Commercial Customer Service Unit
1980 Saturn Street
Monterey Park, CA 91755

Attention:                                           Gohar Karapetyan

                                                Telephone: 323/720-2679
                                                Facsimile: 323/724-6198

with a copy to:

Union Bank of California (1-001-08)
400 California Street, 8th Floor
San Francisco, CA 94104

Attention:                                           Nancy Perkins
                           Telephone: 415/765-2264
                           Facsimile: 415/765-2170